SECURITIES AND EXCHANGE COMMISSION

                      WASHINGTON, D.C. 20549


                             FORM 8-K

                          CURRENT REPORT

              PURSUANT TO SECTION 13 OR 15 (d) OF THE

                  SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): April 23, 1998

                       Big Sky Bancorp, Inc.
                       ---------------------
      (Exact name of registrant as specified in its charter)

    Delaware                      0-25284            81-0167980
---------------                   --------        -------------------
State or other jurisdiction      Commission       (I.R.S. Employer
   of incorporation              File Number      Identification No.)


711 South First Street, Hamilton, Montana            59840
-----------------------------------------         ----------
(Address of principal executive offices)          (Zip Code)


Registrant's telephone number (including area code)  (406) 363-4400


                              Not Applicable
                 ----------------------------------------
         (Former name or former address, if changed since last report)

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Item 5.  Other Events

     On April 23, 1998, Big Sky Bancorp, Inc. ("Big Sky") entered into a definitive merger agreement ("Agreement") with Sterling Financial Corporation ("Sterling") pursuant to which Big Sky will be merged into Sterling and Big Sky's wholly-owned subsidiary, First Federal Savings and Loan Association of Montana, will be merged into Sterling's wholly-owned subsidiary, Sterling Savings Association. The Agreement provides that each share of Big Sky's common stock will be exchanged for $1.384 shares of Sterling common stock. The merger is intended to constitute a tax-free reorganization and to be accounted for as a pooling-of- interests.

     Pursuant to the Agreement, Big Sky has agreed to pay Sterling a termination fee of $500,000 in the event the Agreement is terminated under certain conditions, including the failure of Big Sky's shareholders to approve the Agreement or if the Agreement is terminated as a result of a breach by Big Sky. In connection with the Agreement, Sterling and certain of Big Sky's shareholders have entered into a Stockholders Agreement pursuant to which the Stockholders have agreed to vote a minimum of 68,000 shares of Big Sky common stock in favor of the merger. The Stockholders Agreement was entered into as a condition to Sterling's entering into the Agreement.

     Consummation of the merger is subject to several conditions, including receipt of applicable regulatory approval and approval by Big Sky's shareholders. For information regarding the terms of the proposed transaction, reference is made to the Agreement and the press release dated April 23, 1998, which are attached hereto as Exhibits 2 and 99, respectively, and incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

     (c)  Exhibits:

          2 Agreement and Plan of Merger dated as of April 23, 1998 by and among Sterling Financial Corporation and Big Sky Bancorp, Inc.

          99   Press Release dated April 23, 1998.

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                                SIGNATURES
                                ----------


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                            BIG SKY BANCORP, INC.



DATE: May 1, 1998      By:  /s/ Michael E. McKee
                            --------------------
                            Michael E. McKee
                            President

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                                                                   Exhibit 2

                      AGREEMENT AND PLAN OF MERGER


                             BY AND BETWEEN


                    STERLING FINANCIAL CORPORATION


                                  AND


                          BIG SKY BANCORP, INC.

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
                      AGREEMENT AND PLAN OF MERGER

                             BY AND BETWEEN

        STERLING FINANCIAL CORPORATION AND BIG SKY BANCORP, INC.

                           TABLE OF CONTENTS

                                                                    Page
                                                                    ----

ARTICLE I    THE MERGER. . . . . . . . . . . . . . . . . . . . . . . .1
        1.1  The Merger. . . . . . . . . . . . . . . . . . . . . . . .1
        1.2  Effective Time. . . . . . . . . . . . . . . . . . . . . .2
        1.3  Effects of the Merger . . . . . . . . . . . . . . . . . .2
        1.4  Conversion of Big Sky Common Stock. . . . . . . . . . . .2
        1.5  Sterling Common Stock . . . . . . . . . . . . . . . . . .3
        1.6  Options . . . . . . . . . . . . . . . . . . . . . . . . .3
        1.7  Articles of Incorporation . . . . . . . . . . . . . . . .4
        1.8  Bylaws. . . . . . . . . . . . . . . . . . . . . . . . . .4
        1.9  Directors and Officers. . . . . . . . . . . . . . . . . .4
        1.10 Tax Consequences. . . . . . . . . . . . . . . . . . . . .4
        1.11 Accounting Treatment. . . . . . . . . . . . . . . . . . .4

ARTICLE II   EXCHANGE OF SHARES. . . . . . . . . . . . . . . . . . . .5
        2.1  Sterling to Make Shares Available . . . . . . . . . . . .5
        2.2  Exchange of Shares; Conversion of Options . . . . . . . .5

ARTICLE III   REPRESENTATIONS AND WARRANTIES
              OF BIG SKY . . . . . . . . . . . . . . . . . . . . . . .7
        3.1  Corporate Organization. . . . . . . . . . . . . . . . . .7
        3.2  Capitalization. . . . . . . . . . . . . . . . . . . . . .8
        3.3  Authority; No Violation . . . . . . . . . . . . . . . . .9
        3.4  Consents and Approvals. . . . . . . . . . . . . . . . . 10
        3.5  Loan Portfolio; Reports . . . . . . . . . . . . . . . . 11
        3.6  Financial Statements; Exchange Act
                Filings; Books and Records . . . . . . . . . . . . . 12
        3.7  Broker's Fees . . . . . . . . . . . . . . . . . . . . . 12
        3.8  Absence of Certain Changes or Events. . . . . . . . . . 13
        3.9  Legal Proceedings . . . . . . . . . . . . . . . . . . . 13
        3.10 Taxes and Tax Returns . . . . . . . . . . . . . . . . . 14
        3.11 Employee Plans. . . . . . . . . . . . . . . . . . . . . 14
        3.12 Certain Contracts . . . . . . . . . . . . . . . . . . . 16
        3.13 Agreements with Regulatory Agencies . . . . . . . . . . 17

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        3.14 State Takeover Laws; Certificate of Incorporation . . . 17
        3.15 Environmental Matters . . . . . . . . . . . . . . . . . 17
        3.16 Reserves for Losses . . . . . . . . . . . . . . . . . . 18
        3.17 Properties and Assets . . . . . . . . . . . . . . . . . 19
        3.18 Insurance . . . . . . . . . . . . . . . . . . . . . . . 19
        3.19 Compliance with Applicable Laws . . . . . . . . . . . . 20
        3.20 Loans . . . . . . . . . . . . . . . . . . . . . . . . . 20
        3.21 Fairness Opinion. . . . . . . . . . . . . . . . . . . . 21
        3.22 Tax and Accounting Treatment of Merger. . . . . . . . . 21
        3.23 Undisclosed Liabilities . . . . . . . . . . . . . . . . 21
        3.24 Big Sky Information . . . . . . . . . . . . . . . . . . 22

ARTICLE IV   REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . 22
             OF STERLING
        4.1  Corporate Organization. . . . . . . . . . . . . . . . . 22
        4.2  Capitalization. . . . . . . . . . . . . . . . . . . . . 23
        4.3  Authority; No Violation . . . . . . . . . . . . . . . . 23
        4.4  Consent and Approvals . . . . . . . . . . . . . . . . . 24
        4.5  Reports . . . . . . . . . . . . . . . . . . . . . . . . 25
        4.6  Financial Statements; Exchange Act
                Filings; Books and Records . . . . . . . . . . . . . 25
        4.7  Absence of Certain Changes or Events. . . . . . . . . . 26
        4.8  Compliance with Applicable Law. . . . . . . . . . . . . 26
        4.9  Employee Plans. . . . . . . . . . . . . . . . . . . . . 27
        4.10 Agreements with Regulatory Agencies . . . . . . . . . . 27
        4.11 Tax and Accounting Treatment of Merger. . . . . . . . . 27
        4.12 Legal Proceedings . . . . . . . . . . . . . . . . . . . 27
        4.13 Reserves for Losses . . . . . . . . . . . . . . . . . . 28
        4.14 Broker's Fees . . . . . . . . . . . . . . . . . . . . . 28
        4.15 Taxes . . . . . . . . . . . . . . . . . . . . . . . . . 28
        4.16 Sterling Information. . . . . . . . . . . . . . . . . . 29

ARTICLE V    COVENANTS RELATING TO CONDUCT OF BUSINESS . . . . . . . 29
        5.1  Covenants of Big Sky. . . . . . . . . . . . . . . . . . 29
        5.2  Covenants of Sterling . . . . . . . . . . . . . . . . . 33
        5.3  Merger Covenants. . . . . . . . . . . . . . . . . . . . 33
        5.4  Employment and Other Agreements . . . . . . . . . . . . 33

ARTICLE VI   ADDITIONAL AGREEMENTS.. . . . . . . . . . . . . . . . . 34
        6.1  Regulatory Matters. . . . . . . . . . . . . . . . . . . 34
        6.2  Access to Information . . . . . . . . . . . . . . . . . 35
        6.3  Stockholder Meetings. . . . . . . . . . . . . . . . . . 36
        6.4  Legal Conditions to Merger. . . . . . . . . . . . . . . 36

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        6.5  Stock Exchange Listing. . . . . . . . . . . . . . . . . 37
        6.6  Employees . . . . . . . . . . . . . . . . . . . . . . . 37
        6.7  Indemnification . . . . . . . . . . . . . . . . . . . . 38
        6.8  Subsequent Interim and Annual Financial
                Statements . . . . . . . . . . . . . . . . . . . . . 39
        6.9  Additional Agreements . . . . . . . . . . . . . . . . . 39
        6.10 Advice of Changes . . . . . . . . . . . . . . . . . . . 39
        6.11 Current Information . . . . . . . . . . . . . . . . . . 40
        6.12 Execution and Authorization of
                Institution Merger Agreement . . . . . . . . . . . . 40
        6.13 Change in Structure . . . . . . . . . . . . . . . . . . 40
        6.14 Transaction Expenses of Big Sky . . . . . . . . . . . . 41
        6.15 Affiliate Agreements. . . . . . . . . . . . . . . . . . 41

ARTICLE VII  CONDITIONS PRECEDENT. . . . . . . . . . . . . . . . . . 41
        7.1  Conditions to Each Party's Obligation
                To Effect the Merger . . . . . . . . . . . . . . . . 41
        7.2  Conditions to Obligations of Sterling . . . . . . . . . 43
        7.3  Conditions to Obligations of Big Sky. . . . . . . . . . 44

ARTICLE VIII TERMINATION AND AMENDMENT . . . . . . . . . . . . . . . 44
        8.1  Termination . . . . . . . . . . . . . . . . . . . . . . 44
        8.2  Effect of Termination . . . . . . . . . . . . . . . . . 46
        8.3  Amendment . . . . . . . . . . . . . . . . . . . . . . . 47
        8.4  Extension; Waiver . . . . . . . . . . . . . . . . . . . 47

ARTICLE IX GENERAL PROVISIONS. . . . . . . . . . . . . . . . . . . . 47
        9.1  Closing . . . . . . . . . . . . . . . . . . . . . . . . 47
        9.2  Nonsurvival of Representations,
                Warranties and Agreements. . . . . . . . . . . . . . 47
        9.3  Expenses. . . . . . . . . . . . . . . . . . . . . . . . 48
        9.4  Notices . . . . . . . . . . . . . . . . . . . . . . . . 48
        9.5  Interpretation. . . . . . . . . . . . . . . . . . . . . 49
        9.6  Counterparts. . . . . . . . . . . . . . . . . . . . . . 49
        9.7  Entire Agreement. . . . . . . . . . . . . . . . . . . . 50
        9.8  Governing Law . . . . . . . . . . . . . . . . . . . . . 50
        9.9  Enforcement of Agreement. . . . . . . . . . . . . . . . 50
        9.10 Severability. . . . . . . . . . . . . . . . . . . . . . 50
        9.11 Publicity . . . . . . . . . . . . . . . . . . . . . . . 50
        9.12 Assignment; Limitation of Benefits. . . . . . . . . . . 51


                                    iii
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
EXHIBITS

   A    Form of Articles of Combination and Institution Merger Agreement
   B    Big Sky Disclosure Schedule
   C(1) Form of Certificate of Merger
   C(2) Articles of Merger
   D    Form of Agreement of Big Sky Affiliates
   E    Stockholders Agreement




                                    iv
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
                      AGREEMENT AND PLAN OF MERGER


   This AGREEMENT AND PLAN OF MERGER, dated as of April 23, 1998 (this "Agreement"), is entered into by and between Sterling Financial Corporation, a Washington corporation ("Sterling") and Big Sky Bancorp, Inc., a Delaware corporation ("Big Sky").

   WHEREAS, the Boards of Directors of Sterling and Big Sky have determined that it is in the best interests of their respective companies and stockholders to consummate the business combination transaction provided for herein in which Big Sky will, subject to the terms and conditions set forth herein, merge with and into Sterling, with Sterling being the surviving corporation in such merger (the "Merger");

   WHEREAS, prior to the consummation of the Merger, Sterling and Big Sky will respectively cause Sterling Savings Association, a Washington State chartered savings and loan association and wholly-owned subsidiary of Sterling, and First Federal Savings and Loan Association of Montana ("First Federal"), a federally chartered savings and loan association and wholly-owned subsidiary of Big Sky, to enter into a merger agreement, in the form attached hereto as Exhibit A (the "Institution Merger Agreement"), providing for the merger (the "Institution Merger") of First Federal with and into Sterling Savings Association, with Sterling Savings Association being the "Surviving Institution" of the Institution Merger, and it is intended that the Institution Merger be consummated immediately after consummation of the Merger;

   WHEREAS, the Merger is intended to be treated as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and as a "pooling of interests" under generally accepted accounting principles; and

   WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger;

   NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

                               ARTICLE I
                               THE MERGER

   1.1  THE MERGER.

   Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.2 hereof), Big Sky shall merge with and into Sterling, with Sterling being the surviving corporation (hereinafter sometimes called the "Surviving Corporation") in the Merger. Upon

                                    1
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consummation of the Merger, the corporate existence of Big Sky shall cease and the Surviving Corporation shall continue to exist as a Washington corporation.

   1.2  EFFECTIVE TIME.

   The Merger shall become effective on the Closing Date (as defined in Section 9.1 hereof), as set forth in the certificate of merger (the "Certificate of Merger") in the form attached as Exhibit C(1) hereto which shall be filed with the Secretary of State of the State of Delaware on the Closing Date and the articles of merger (the "Articles of Merger") in the form attached as Exhibit C(2) hereto which shall be filed with the Secretary of State of the State of Washington on the Closing Date. The term "Effective Time" shall be the date and time when the Merger becomes effective on the Closing Date, as set forth in the Certificate of Merger.

   1.3  EFFECTS OF THE MERGER.

        At and after the Effective Time, the Merger shall have the effects set forth in Sections 259 and 261 of the Delaware General Corporation Law (the "DGCL") and Section 23B.11.060 of the Washington Business Corporation Act (the "WBCA").

   1.4  CONVERSION OF BIG SKY COMMON STOCK.

        (a) At the Effective Time, subject to Sections 1.4(b), 1.4(c) and 1.4(d) hereof, each share of the common stock, par value $.01 per share, of Big Sky (the "Big Sky Common Stock") issued and outstanding prior to the Effective Time shall, by virtue of this Agreement and without any action on the part of the holder thereof, be converted into and exchangeable for
   1.384 shares (the "Exchange Ratio") of the common stock, par value $1.00 per share, of Sterling (the "Sterling Common Stock"). Subject to the last sentence of Section 1.4(b) hereof but notwithstanding any other provision of this Agreement, no more than 497,545 shares of Sterling Common Stock (the "Maximum Share Amount") shall be issued or become issuable in connection with the Merger and the other transactions contemplated by this Agreement (including shares issued or issuable in respect of shares of any capital stock of Big Sky, including Big Sky Common Stock, First
   Federal stock or any option or other right to acquire any such capital stock).

           (b) All of the shares of Big Sky Common Stock converted into Sterling Common Stock pursuant to this Article I shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each certificate (each a "Certificate") previously representing any such shares of Big Sky Common Stock shall thereafter represent the right to receive (i) the number of whole shares of Sterling Common Stock and (ii) cash in lieu of fractional shares into which the shares of Big Sky Common Stock represented by such Certificate have been converted pursuant to this Agreement. Certificates previously representing shares of Big Sky Common Stock shall be exchanged for certificates representing whole shares of Sterling Common Stock and cash in lieu of fractional shares

                                    2
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
   issued in consideration therefor upon the surrender of such Certificates in accordance with Section 2.2 hereof, without any interest thereon. If after the date hereof and prior to the Effective Time Sterling should split or combine its common stock, or pay a dividend or other distribution in such common stock, then the Exchange Ratio and the Maximum Share Amount shall be appropriately adjusted to reflect such split, combination, dividend or distribution.

           (c) At the Effective Time, all shares of Big Sky Common Stock that are owned by Big Sky as treasury stock and all shares of Big Sky Common Stock that are owned directly or indirectly by Sterling or Big Sky or any Subsidiary of Big Sky or Sterling shall be canceled and shall cease to exist and no stock of Sterling or other consideration shall be delivered in exchange therefor.

           For purposes of this Agreement, "Subsidiary" shall have the meaning given that term in Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC").

           (d) Certificates for fractions of shares of Sterling Common Stock will not be issued. In lieu of a fraction of a share of Sterling Common Stock, each holder of Big Sky Common Stock otherwise entitled to a fraction of a share of Sterling Common Stock shall be entitled to receive an amount of cash equal to (i) the fraction of a share of the Sterling Common Stock to which such holder would otherwise be entitled, multiplied by (ii) the market value of the Sterling Common Stock, which shall be deemed to be the average of the daily closing prices per share for Sterling Common Stock for the twenty consecutive trading days on which shares of Sterling Common Stock are actually traded (as reported on the Nasdaq Stock Market National Market) ending on the third trading day preceding the Closing Date. Following consummation of the Merger, no holder of Big Sky Common Stock shall be entitled to dividends or any other rights in respect of any such fraction.

   1.5  STERLING COMMON STOCK.

   Each share of Sterling Common Stock issued and outstanding immediately prior to the Effective Time shall be unchanged and shall remain issued and outstanding as common stock of the Surviving Corporation.

   1.6  OPTIONS.

   At the Effective Time, each option granted by Big Sky to purchase shares of Big Sky Common Stock which is outstanding and unexercised immediately prior thereto shall be converted automatically into an option to purchase shares of Sterling Common Stock in an amount and at an exercise price determined as provided below (and otherwise subject to the terms of the Big Sky 1992 Stock Option and Incentive Plan (the "Big Sky Stock Option Plan"), under which such option was granted:

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           (a)  The number of shares of Sterling Common Stock to be subject to the option immediately after the Effective Time shall be equal to the product of the number of shares of Big Sky Common Stock subject to the option immediately before the Effective Time, multiplied by the Exchange Ratio, provided that any fractional shares of Sterling Common Stock resulting from such multiplication shall be rounded down to the nearest share; and

           (b) The exercise price per share of Sterling Common Stock under the option immediately after the Effective Time shall be equal to the exercise price per share of Big Sky Common Stock under the option immediately before the Effective Time divided by the Exchange Ratio, provided that such exercise price shall be rounded to the nearest cent.
   The adjustment provided herein shall be and is intended to be effected in a manner which is consistent with Section 424(a) of the Code. The duration and other terms of the option immediately after the Effective Time shall be the same as the corresponding terms in effect immediately before the Effective Time, except that all references to Big Sky or First Federal in the Big Sky Stock Option Plan (and the corresponding references in the option agreement documenting such option) shall be deemed to be references to Sterling.

   1.7  ARTICLES OF INCORPORATION.

   At the Effective Time, the Articles of Incorporation of Sterling, as in effect at the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation.

   1.8  BYLAWS.

   At the Effective Time, the Bylaws of Sterling, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation.

   1.9  DIRECTORS AND OFFICERS.

   At the Effective Time, the directors and officers of Sterling immediately prior to the Effective Time shall continue to be directors and officers of the Surviving Corporation.

   1.10 TAX CONSEQUENCES.

   It is intended that the Merger, either alone or in conjunction with the Institution Merger, shall constitute a reorganization within the meaning of
Section 368(a) of the Code, and that this Agreement shall constitute a "plan of reorganization" for the purposes of the Code.

   1.11 ACCOUNTING TREATMENT.

   It is intended that the Merger shall be accounted for as a "pooling of interests" under generally accepted accounting principles ("GAAP").

                                    4
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
                              ARTICLE II
                           EXCHANGE OF SHARES

   2.1  STERLING TO MAKE SHARES AVAILABLE.

   At or prior to the Effective Time, Sterling shall deposit, or shall cause to be deposited, with Sterling's transfer agent, ChaseMellon Shareholder Services, L.L.C., or such other bank, trust company or transfer agent as Sterling may select (the "Exchange Agent"), for the benefit of the holders of Certificates, for exchange in accordance with this Article II, certificates representing the shares of Sterling Common Stock and the cash in lieu of fractional shares (such cash and certificates for shares of Sterling Common Stock, being hereinafter referred to as the "Exchange Fund") to be issued pursuant to Section 1.4 and paid pursuant to Section 2.2(a) hereof in exchange for outstanding shares of Big Sky Common Stock.

   2.2  EXCHANGE OF SHARES; CONVERSION OF OPTIONS.

        (a) As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a Certificate or Certificates a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates in exchange for certificates representing the shares of Sterling Common Stock and the cash in lieu of fractional shares into which the shares of Big Sky Common Stock represented by such Certificate or Certificates shall have been converted pursuant to this Agreement. Big Sky shall have the right to review both the letter of transmittal and the instructions prior to such documents being finalized. Upon surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor (x) a certificate representing that number of whole shares of Sterling Common Stock to which such holder of Big Sky Common Stock shall have become entitled pursuant to the provisions hereof and (y) a check representing the amount of cash in lieu of fractional shares, if any, which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of this
   Article II, and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on the cash in lieu of fractional shares and unpaid dividends and distributions, if any, payable to holders of Certificates.

        (b) No dividends or other distributions declared after the Effective Time with respect to Sterling Common Stock and payable to the holders of record thereof shall be paid to the holder of any unsurrendered Certificate until the holder thereof shall surrender such Certificate in accordance with this Article II. After the surrender of a Certificate in accordance with this Article II, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of Sterling Common Stock represented by such Certificate.

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   No holder of an unsurrendered Certificate shall be entitled, until the surrender of such Certificate, to vote the shares of Sterling Common Stock into which the holder's Big Sky Common Stock shall have been converted.

        (c) As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of any unexercised Options a form letter of transmittal and instructions for use in effecting the issuance of certificates representing the shares of Sterling Common Stock into which such Options shall have been converted pursuant to this Agreement. Big Sky shall have the right to review both the letter of transmittal and the instructions prior to such documents being finalized. Upon receipt by the Exchange Agent of such letter of transmittal, duly executed, the holder of such unexercised Option shall be entitled to receive in exchange therefor
   (x) a certificate representing that number of whole shares of Sterling Common Stock to which such holder of the unexercised Option shall have become entitled pursuant to the provisions of Section 1.6 and (y) a check representing the amount of cash in lieu of fractional shares, if any, which such holder has the right to receive pursuant to the provisions hereof. No interest will be paid or accrued on the cash in lieu of fractional shares and unpaid dividends and distributions, if any, payable to holders of unexercised Options.

        (d) No dividends or other distributions declared after the Effective Time with respect to Sterling Common Stock and payable to the holders of record thereof shall be paid to the holder of an unexercised Option until the holder thereof shall submit the letter of transmittal as provided above, at which time the holder shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of Sterling Common Stock into which the said Options were converted. No holder of an unexercised Option shall be entitled, until submission of the letter of transmittal, to vote the shares of Sterling Common Stock into which the said Options shall have been converted.

        (e) If any certificate representing shares of Sterling Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance of a certificate representing shares of Sterling Common Stock in any name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

        (f) After the Effective Time, there shall be no transfers on the stock transfer books of Big Sky of the shares of Big Sky Common Stock which were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they

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
   shall be canceled and exchanged for certificates representing shares of Sterling Common Stock as provided in this Article II.

        (g) Any portion of the Exchange Fund that remains unclaimed by the stockholders of Big Sky for six months after the Effective Time shall be returned to Sterling. Any stockholders of Big Sky who have not theretofore complied with this Article II shall thereafter look only to Sterling for payment of their shares of Sterling Common Stock, cash in lieu of fractional shares and unpaid dividends and distributions on Sterling Common Stock deliverable in respect of each share of Big Sky Common Stock such stockholder holds as determined pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding the foregoing, none of Sterling, Big Sky, the Exchange Agent or any other person shall be liable to any former holder of shares of Big Sky Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

        (h) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Sterling, the posting by such person of a bond in such amount as Sterling may reasonably direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Sterling Common Stock and cash in lieu of fractional shares deliverable in respect thereof pursuant to this Agreement.

                              ARTICLE III
               REPRESENTATIONS AND WARRANTIES OF BIG SKY

   Big Sky, on behalf of itself and First Federal, hereby makes the following representations and warranties to Sterling as set forth in this Article III, each of which is being relied upon by Sterling as a material inducement to it to enter into and perform this Agreement.

   3.1  CORPORATE ORGANIZATION.

        (a) Big Sky is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Big Sky has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of any material business conducted by it or the character or location of any material properties or assets owned or leased by it makes such licensing or qualification necessary. Big Sky is duly registered as a savings and loan holding company with the Office of Thrift Supervision (the "OTS") under the Home Owners' Loan Act of 1933 (the "HOLA"). First Federal is the only Subsidiary of Big Sky. Section 3.1(a) of the disclosure schedule which is attached hereto as Exhibit B (the "Big Sky Disclosure Schedule") sets forth true, correct and complete copies of the Certificate of Incorporation and Bylaws of Big Sky as in effect as of the date of this Agreement.

        (b) First Federal is a federally chartered savings association duly organized, validly existing and in good standing under the laws of the United States. The deposit accounts of First Federal are insured by the Federal Deposit Insurance Corporation (the "FDIC") through the Savings Association Insurance Fund (the "SAIF") to the fullest extent permitted by law, and all premiums and assessments required in connection therewith have been paid by First Federal. First Federal has no Subsidiaries. First Federal has the corporate or other power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business in each jurisdiction in which the nature of any material business conducted by it or the character or the location of any material properties or assets owned or leased by it makes such licensing or qualification necessary. Section 3.1(b) of the Big Sky Disclosure Schedule sets forth true, correct and complete copies of the Charter and Bylaws of First Federal as in effect as of the date of this Agreement.

   3.2  CAPITALIZATION.

        (a) The authorized capital stock of Big Sky consists of 1,500,000 shares of Big Sky Common Stock, par value $.01 per share and, 500,000 shares of serial preferred stock, par value $.01 per share. As of the date hereof, there are (x) 323,721 shares of Big Sky Common Stock issued and outstanding (including 15,000 shares issued pursuant to the Big Sky MRD
   Plan), and no shares of Big Sky Common Stock held in Big Sky's treasury, and (y) no shares of Big Sky Common Stock reserved for issuance upon exercise of outstanding stock options or otherwise, except for (i) 39,100 shares of Big Sky Common Stock reserved for issuance pursuant to the Big Sky Stock Option Plan (of which options for 35,777 shares are currently outstanding). No shares of the said serial preferred stock are issued and outstanding. All of the issued and outstanding shares of Big Sky Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. Except for the Big Sky Stock Option Plan and the Big Sky MRD Plan, Big Sky does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Big Sky Common Stock or any other equity security of Big Sky or any securities representing the right to purchase or otherwise receive any shares of Big Sky Common Stock or any other equity security of Big Sky.
   The names of the optionees, the date of each option to purchase Big Sky Common Stock granted, the number of shares subject to each such option and the price at which each such option may be exercised under the Big Sky Stock Option Plan are set forth in Section 3.2(a) of the Big Sky Disclosure Schedule and no such option expires more than 10 years from the date of the grant thereof. Since December 31, 1997 Big Sky has not issued any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock, other than pursuant to the exercise of director or employee stock options granted prior to December 31, 1997, under the Big Sky Stock Option Plan and pursuant to the Big Sky MRD Plan.

        (b) Big Sky owns, directly or indirectly, all of the issued and outstanding shares of capital stock of First Federal, free and clear of all liens, charges, encumbrances and security interests whatsoever, and all of such shares are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. First Federal does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of its capital stock or any other equity security of First Federal or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of First Federal.

   3.3  AUTHORITY; NO VIOLATION.

        (a) Big Sky has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Big Sky. The Board of Directors of Big Sky has directed that this Agreement and the transactions contemplated hereby be submitted to Big Sky's stockholders for approval at a meeting of such stockholders and, except for the adoption of this Agreement by the requisite vote of Big Sky's stockholders pursuant to the Big Sky Certificate of Incorporation and the DGCL, no other corporate proceedings on the part of Big Sky (except for matters related to setting the date, time, place and record date for the said meeting) are necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Big Sky and (assuming due authorization, execution and delivery by Sterling of this Agreement) this Agreement constitutes a valid and binding obligation of Big Sky, enforceable against Big Sky in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

        (b) First Federal has full corporate or other power and authority to execute and deliver the Institution Merger Agreement and to consummate the transactions contemplated thereby. The execution and delivery of the Institution Merger Agreement and the consummation of the transactions contemplated thereby will be duly and validly approved by the Board of Directors of First Federal, and by Big Sky as the sole stockholder of First Federal prior to the Effective Time. All corporate proceedings on the part of First Federal necessary to consummate the transactions contemplated thereby will have been taken prior to the Effective Time. The Institution Merger Agreement, upon execution and delivery by First Federal, will be duly and validly executed and delivered by First Federal and will (assuming due authorization, execution and delivery by Sterling Savings Association) constitute a valid and binding obligation of First Federal, enforceable against First Federal in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

        (c) Neither the execution and delivery of this Agreement by Big Sky or the Institution Merger Agreement by First Federal, nor the consummation by Big Sky or First Federal, as the case may be, of the transactions contemplated hereby or thereby, nor compliance by Big Sky or First Federal with any of the terms or provisions hereof or thereof, will (i) violate any provision of the Certificate of Incorporation or Bylaws of Big Sky or the Charter or Bylaws of First Federal, or (ii) assuming that the consents and approvals referred to in Section 3.4 hereof are duly obtained, (x) violate any Laws applicable to Big Sky or First Federal, or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a material default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of Big Sky or First Federal under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Big Sky or First Federal is a party, or by which they or any of their respective properties or assets may be bound or affected.

        For the purposes of this Agreement, "Laws" shall mean any and all statutes, laws, ordinances, rules, regulations and other rules of law enacted, promulgated or issued by any Governmental Entity (as defined below).

   3.4  CONSENTS AND APPROVALS.

           (a) Except for (i) the filing of applications and notices, as applicable, as to the Merger and the Institution Merger with the OTS under the HOLA and the Bank Merger Act and approval of such applications and notices, (ii) the filing with the SEC of a registration statement on Form S-4 to register the shares of Sterling Common Stock to be issued in connection with the Merger (including the shares of Sterling Common Stock that may be issued in connection with Options as provided in Section 1.6 hereof), which will include the proxy statement/prospectus (the "Proxy Statement/Prospectus") to be used in soliciting the requisite approval of Big Sky stockholders at a meeting of such stockholders (the "Big Sky Meeting") to be held in connection with this Agreement and the transactions contemplated hereby, (iii) the approval of this Agreement by the requisite vote of the stockholders of Big Sky pursuant to the Big Sky Certificate of Incorporation and the DGCL, (iv) the filing of the Certificate of Merger with the Secretary of State of Delaware pursuant to the DGCL and (v) the filings required in connection with the Institution Merger Agreement and the Institution Merger, no consents or approvals of or filings or registrations with any court, administrative agency or commission or other governmental authority or instrumentality (each a "Governmental Entity"), or with any third party are necessary in connection with (1) the execution and delivery by Big Sky of this Agreement; (2) the consummation by Big Sky of the Merger and the other transactions contemplated hereby; (3) the execution and delivery by First Federal of the Institution Merger Agreement; and (4) the performance by First Federal of the Institution Merger Agreement and the transactions contemplated thereby, except, in each case, for such consents, approvals or filings, the failure of which to obtain will not have a material adverse effect on the ability to consummate the transactions contemplated hereby.

        (b) As of the date of this Agreement, Big Sky has no knowledge of any reason why approval or effectiveness of any of the applications, notices or filings referred to in Section 3.4(a) cannot be obtained or granted on a timely basis.

   3.5  LOAN PORTFOLIO; REPORTS.

        (a) Except as disclosed in Section 3.5(a) of the Big Sky Disclosure Schedule, neither Big Sky nor First Federal is a party to any written or oral loan agreement, note or borrowing arrangement (including, without limitation, leases, credit enhancements, commitments, guarantees and interest-bearing assets) (collectively, "Loans"), with any director, officer, employee or five percent or greater stockholder of Big Sky or First Federal, or any Affiliated Person of the foregoing.

        For the purposes of this Agreement, "Affiliated Person" shall mean director, executive officer or 5% or greater stockholder, spouse or other person living in the same household of such director, officer or stockholder, or any company, partnership or trust in which any of the foregoing persons is an officer, 10% or greater stockholder, general partner or 10% or greater trust beneficiary.

           (b) Since January 1, 1995 Big Sky and First Federal have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they have been required to file with (i) the OTS, (ii) the FDIC, (iii) the SEC and (iv) any self-regulatory organization ("SRO") (collectively "Regulatory Agencies"). As of its respective date, each such report, registration, statement and amendment complied in all material respects with all rules and regulations promulgated by the applicable Regulatory Agency and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except for normal examinations conducted by a Regulatory Agency in the regular course of the business of Big Sky and First Federal, no Governmental Entity is conducting, or has conducted, any proceeding or investigation into the business or operations of Big Sky or First Federal since March 31, 1995.

        3.6  FINANCIAL STATEMENTS; EXCHANGE ACT FILINGS; BOOKS AND
             RECORDS.

        Big Sky has previously delivered to Sterling true, correct and complete copies of (i) the audited consolidated balance sheets of Big Sky and First Federal as of March 31 for the fiscal years 1996 and 1997 and the related audited consolidated statements of income, stockholders' equity and cash flows for the fiscal years 1995 through 1997, inclusive, as reported in Big Sky's Annual Report on Form 10-KSB for the fiscal year ended March 31, 1997 filed with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in each case accompanied by the audit report of Deloitte & Touche, LLP, independent public accountants with respect to Big Sky and (ii) the unaudited consolidated balance sheets of Big Sky and First Federal as of December 31, 1997 and 1996 and the related unaudited consolidated statements of income, stockholders' equity and cash flows for the interim periods ended December 31, 1997 and 1996, as reported on Big Sky's Quarterly Report on Form 10-QSB for the period ended December 31, 1997 filed with the SEC under the Exchange Act. Big Sky will deliver as soon as is reasonably practicable, a draft of the consolidated balance sheet of Big Sky and First Federal as of March 31, 1998 and the related consolidated statements of income, stockholders' equity and cash flows for the fiscal year ended March 31, 1998, in the form Big Sky expects to file under the Exchange Act in connection with its Form 10-KSB for the fiscal year ended March 31, 1998. The financial statements referred to in this Section 3.6 (including the related notes, where applicable but excluding the draft statements referred to herein) fairly present, and the financial statements referred to in Section 6.8 hereof will fairly present (subject, in the case of the unaudited and draft statements, to recurring audit adjustments normal in nature and amount), the results of the consolidated operations and consolidated financial condition of Big Sky and First Federal for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes, where applicable) comply, and the financial statements referred to in Section 6.8 hereof will comply, with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto and each of such statements (including the related notes, where applicable) has been, and the financial statements referred to in Section 6.8 hereof will be prepared in accordance with GAAP consistently applied during the periods involved, except in each case as indicated in such statements or in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-QSB or, in the case of draft statements, subject to revisions that in the aggregate will not be material. Big Sky's Annual Report on Form 10-KSB for the fiscal year ended March 31, 1997 and all reports subsequently filed under the Exchange Act (the "Big Sky Exchange Act Reports") comply in all material respects with the appropriate requirements for such reports under the Exchange Act, and Big Sky has previously delivered or made available to Sterling true, correct and complete copies of such reports. The books and records of Big Sky and First Federal have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements.

   3.7  BROKER'S FEES.

   Neither Big Sky nor First Federal nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement or the Institution Merger Agreement, except that Big Sky has engaged, and will pay a fee to Feldman Financial Advisors, Inc. ("Feldman Financial") in accordance with the terms of a letter agreement between Feldman and Big Sky, dated October 17, 1997, a true, complete and correct copy of which is set forth in Section 3.7 of the Big Sky Disclosure Schedule.

   3.8  ABSENCE OF CERTAIN CHANGES OR EVENTS.

        (a) Except as disclosed in any Big Sky Exchange Act Report filed with the SEC prior to the date of this Agreement, since March 31, 1997 (i) neither Big Sky nor First Federal has incurred any material liability, except as contemplated by this Agreement or in the ordinary course of their business, (ii) neither Big Sky nor First Federal has discharged or satisfied any material lien or paid any material obligation or liability (absolute or contingent), other than in the ordinary course of business;
   (iii) neither Big Sky nor First Federal has sold, assigned, transferred, leased, exchanged or otherwise disposed of any of its material properties or assets other than in the ordinary course of business; (iv) neither Big Sky nor First Federal has suffered any material damage, destruction, or loss, whether as a result of fire, explosion, earthquake, accident, casualty, labor trouble, requisition or taking of property by any Regulatory Authority, flood, windstorm, embargo, riot, act of God or other casualty or event, whether or not covered by insurance; (v) neither Big Sky nor First Federal has cancelled or compromised any debt, except for debts charged off or compromised in accordance with the past practice of Big Sky or First Federal, as the case may be, and (vi) no event has occurred which has had or is reasonably certain to have, individually or in the aggregate, a material adverse effect on Big Sky.

        (b) Since March 31, 1997, Big Sky and First Federal have carried on their respective businesses in the ordinary and usual course consistent with their past practices.

   3.9  LEGAL PROCEEDINGS.

        (a) Neither Big Sky nor First Federal is a party to any, and there are no pending or threatened, legal, administrative, arbitration or other proceedings, claims, actions or governmental or regulatory investigations of any nature against Big Sky or First Federal in which there is a reasonable probability of any material recovery against or other material adverse effect upon Big Sky or First Federal or which challenge the validity or propriety of the transactions contemplated by this Agreement or the Institution Merger Agreement as to which there is a reasonable probability of success.

        (b) There is no injunction, order, judgment or decree imposed upon Big Sky, First Federal or the assets of Big Sky or First Federal.

   3.10 TAXES AND TAX RETURNS.

        (a) Each of Big Sky and First Federal has duly filed all material Federal, state, local and foreign Tax Returns required to be filed by it on or prior to the date hereof (all such returns being accurate and complete in all material respects) and has duly paid or made provisions for the payment of all material Taxes which have been incurred or are due or claimed to be due from it by Federal, state, local and foreign taxing authorities on or prior to the date hereof. All liability with respect to the income tax returns of Big Sky and First Federal has been satisfied for all years to and including fiscal year 1997. The Internal Revenue Service ("IRS") has not notified Big Sky of, or otherwise asserted, that there are any material deficiencies with respect to the income tax returns of Big Sky. There are no material disputes pending, or claims asserted for, Taxes or assessments upon Big Sky or First Federal, nor has Big Sky or First Federal been requested to give any waivers extending the statutory period of limitation applicable to any Federal, state or local income tax return for any period.

        For the purposes of this Agreement, "Taxes" shall mean all taxes, charges, fees, levies, penalties or other assessments imposed by any United States federal, state, local or foreign taxing authority, including, but not limited to income, excise, property, sales, transfer, franchise, payroll, withholding, social security or other taxes, including any interest, penalties or additions attributable thereto.

        For purposes of this Agreement, "Tax Return" shall mean any return, report, information return or other document (including any related or supporting information) with respect to Taxes.

   3.11 EMPLOYEE PLANS.

        (a) Section 3.11(a) of the Big Sky Disclosure Schedule sets forth a true and complete list of each employee benefit plan (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), arrangement or agreement that is maintained or contributed to as of the date of this Agreement, or that has within the last six years been maintained or contributed to, by Big Sky or First Federal or any other entity which together with Big Sky would be deemed a "single employer" within the meaning of Section 4001 of ERISA or Code Sections 414(b), (c), (m) or (o) (an "ERISA Affiliate") or under which Big Sky or First Federal or any ERISA Affiliate has any liability (collectively, the "Plans").

        (b) Section 3.11(b) of the Big Sky Disclosure Schedule sets forth true, correct and complete copies of each of the Plans and all related documents, including but not limited to (i) the actuarial report for such Plan (if applicable) for the last year, (ii) the most recent determination letter from the Internal Revenue Service (if applicable) for such Plan,
   (iii) the

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
   current summary plan description and any summaries of material modification, (iv) all annual reports (Form 5500 series) for each Plan filed for the preceding plan year, (v) all agreements with fiduciaries and service providers relating to the Plan, and (vi) all substantive correspondence relating to any such Plan addressed to or received from the Internal Revenue Service, the Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency.

        (c) Except as set forth at Section 3.11(c) of the Big Sky Disclosure Schedule, (i) each of the Plans has been operated and administered in all material respects in compliance with applicable Laws, including but not limited to ERISA and the Code, (ii) each of the Plans intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified, (iii) with respect to each Plan which is subject to Title IV of ERISA, the present value of accrued benefits under such Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such Plan's actuary with respect to such Plan, did not, as of its latest valuation date, exceed the then current value of the assets of such Plan allocable to such accrued benefits, and there has not been a material adverse change in the financial condition of such Plans, (iv) no Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees of Big Sky or First Federal beyond their retirement or other termination of service, other than (w) coverage mandated by applicable Law, (x) death benefits or retirement benefits under a Plan that is an "employee pension plan," as that term is defined in Section 3(2) of ERISA, (y) deferred compensation benefits under a Plan that are accrued as liabilities on the books of Big Sky or First Federal, or (z) benefits the full cost of which is borne by the current or former employee (or the employee's beneficiary), (v) Big Sky and First Federal have reserved the right to amend, terminate and modify any Plan providing post-retirement death or medical benefits, (vi) no material liability under Title IV of ERISA has been incurred by Big Sky, First Federal or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to Big Sky or First Federal of incurring a material liability thereunder, (vii) none of Big Sky, First Federal or any ERISA Affiliate has incurred, and Big Sky does not expect that any such entity will incur, any withdrawal liability with respect to a "multiemployer pension plan" (as such term is defined in Section 3(37) of ERISA) under Title IV of ERISA, or any material liability in connection with the termination or reorganization of a multiemployer pension plan,
   (viii) all contributions or other amounts payable by Big Sky or First Federal as of the Effective Time with respect to each Plan and all other liabilities of each such entity with respect to each Plan in respect of current or prior plan years have been paid or accrued in accordance with generally accepted accounting practices and Section 412 of the Code, (ix) neither Big Sky nor First Federal has engaged in a transaction in connection with which Big Sky or First Federal is subject to either a material civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a material tax imposed pursuant to Section 4975 or 4976 of the Code, (x) to the knowledge of Big Sky, there are no pending, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Plans or any trusts related thereto, (xi) no Plan, program, agreement or other arrangement, either individually or collectively, provides for any payment by Big Sky or First Federal that would not be deductible under Code Sections 162(a)(1), 162(m) or 404 or that would constitute a "parachute payment" within the meaning of Code
   Section 280G, nor is there outstanding under any such Plan, program, agreement or arrangement, any limited stock appreciation right or any similar right or instrument that could reasonably be expected to prevent the Merger from being accounted for as a pooling-of-interests, (xii) no "accumulated funding deficiency," as defined in Section 302(a)(2) of ERISA or Section 412 of the Code, whether or not waived, and no "unfunded current liability," as determined under Section 412(l) of the Code, exists with respect to any Plan, and (xiii) no Plan has experienced a "reportable event" (as such term is defined in Section 4043(c) of ERISA) that is not subject to an administrative or statutory waiver from the reporting requirement.

   3.12 CERTAIN CONTRACTS.

        (a) Except as set forth at Section 3.12 of the Big Sky Disclosure Schedule, neither Big Sky nor First Federal is a party to or bound by any contract, arrangement or commitment (i) with respect to the employment of any directors, officers, employees or consultants, (ii) which, upon the consummation of the transactions contemplated by this Agreement or the Institution Merger Agreement will (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from Sterling, Big Sky, First Federal, Sterling Savings Association or any of their respective Subsidiaries to any director, officer or employee thereof, (iii) which materially restricts the conduct of any line of business by Big Sky or First Federal, (iv) with or to a labor union or guild (including any collective bargaining agreement),
   (v) (including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan) any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the Institution Merger Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement or the Institution Merger Agreement, (vi) that is material and is not made in the ordinary course of business or pursuant to which Big Sky or First Federal is or may become obligated to invest in or contribute capital to any entity, (vii) not fully disclosed in the financial statements contemplated by Section 3.6 that relates to borrowings of money (or guarantees thereof by Big Sky, or First Federal), other than in the ordinary course of business, or (viii) is a lease or similar arrangement with annual rental payments of $10,000 or more. Section 3.12(a) of the Big Sky Disclosure Schedule sets forth true, correct and complete copies of all employment, consulting and deferred compensation agreements to which Big Sky or First Federal is a party. No action taken or notice given as provided in Section 1.6 hereof will violate the terms of the Big Sky Option Plan, constitute a violation of any Laws or give rise to liability to any Option holder. Section 3.12(a) of the Big Sky Disclosure Schedule sets forth a list of all material contracts (as defined in Item 601(b)(10) of Regulation S-K) of Big Sky. Each contract, arrangement or commitment of the type described in this Section 3.12(a), whether or not set forth in Section 3.12(a) of the Big Sky Disclosure Schedule, is

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
   referred to herein as a "Big Sky Contract," and neither Big Sky nor First Federal has received notice of, nor do any executive officers of such entities know of, any violation or imminent violation of any Big Sky Contract by any other party thereto.

        (b) (i) Each Big Sky Contract is a valid and binding commitment of Big Sky and is in full force and effect, (ii) each of Big Sky and First Federal has in all material respects performed all obligations required to be performed by it to date under each Big Sky Contract, and (iii) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute, a material default on the part of Big Sky or First Federal under any such Big Sky Contract.

   3.13 AGREEMENTS WITH REGULATORY AGENCIES.

   Neither Big Sky nor First Federal is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of (each, whether or not set forth on Section 3.13 of the Big Sky Disclosure Schedule, a "Regulatory Agreement"), any Governmental Entity that restricts the conduct of its business or that in any manner relates to its capital adequacy, its credit policies, its management or its business, nor has Big Sky or First Federal been advised by any Governmental Entity that it is considering issuing or requesting any Regulatory Agreement.

   3.14 STATE TAKEOVER LAWS; CERTIFICATE OF INCORPORATION.

   The Board of Directors of Big Sky has approved the offer of Sterling to enter into this Agreement and the Institution Merger Agreement, and has approved Big Sky's entering into this Agreement, the Institution Merger Agreement, and the transactions contemplated thereby, such that under the DGCL and Big Sky's Certificate of Incorporation the only vote of Big Sky stockholders necessary to consummate the transactions contemplated hereby is the approval of the holders of at least a majority of the outstanding Big Sky Common Stock entitled to vote thereon at the Big Sky Meeting or any adjournment or postponement thereof.

   3.15 ENVIRONMENTAL MATTERS.

        (a) Each of Big Sky and First Federal is in compliance in all material respects with all applicable Laws relating to pollution or protection of the environment (including without limitation, laws and regulations relating to emissions, discharges, releases and threatened releases of Hazardous Material (as hereinafter defined)), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials;

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
        (b) There is no suit, claim, action, proceeding, investigation or notice pending or, to the knowledge of Big Sky's and First Federal's executive officers, threatened (or to the knowledge of Big Sky's and First Federal's executive officers past or present actions or events that could reasonably be expected to form the basis of any such suit, claim, action, proceeding, investigation or notice), in which Big Sky or First Federal has been or, with respect to threatened suits, claims, actions, proceedings, investigations or notices may be, named as a defendant (x) for alleged material noncompliance (including by any predecessor), with any environmental law, rule or regulation or (y) relating to any material release or threatened release into the environment of any Hazardous Material, whether or not occurring at or on a site owned, leased or operated (directly or indirectly in a fiduciary capacity) by Big Sky or First Federal;

        (c) To the knowledge of Big Sky's and First Federal's executive officers, there has not been any release of Hazardous Materials in, on, under or affecting any such property;

        (d) To the knowledge of Big Sky's and First Federal's executive officers, neither Big Sky nor First Federal has made or participated in any loan to any person who is subject to any suit, claim, action, proceeding, investigation or notice, pending or threatened, with respect to (i) any alleged material noncompliance as to any property securing such loan with any environmental law, rule or regulation, or (ii) the release or the threatened release into the environment of any Hazardous Material at any property securing such loan.

        (e) For purposes of this section 3.15, the term "Hazardous Material" means any hazardous waste, petroleum product, polychlorinated biphenyl, chemical, pollutant, contaminant, pesticide, radioactive substance, lead paint or other toxic material, or other material or substance (in each such case, other than small quantities of such substances in retail containers) regulated under any applicable environmental or public health statute, law, ordinance, rule or regulation.

   3.16 RESERVES FOR LOSSES.

   All reserves or other allowances for possible losses reflected in Big Sky's most recent financial statements referred to in Section 3.6 complied with all Laws and are reported in accordance with GAAP. Neither Big Sky nor First Federal has been notified by the OTS, the FDIC, any other regulatory authority or by Big Sky's independent auditor, in writing or otherwise, that such reserves are inadequate or that the practices and policies of Big Sky or First Federal in establishing such reserves and in accounting for delinquent and classified assets generally fail to comply with applicable accounting or regulatory requirements, or that the OTS, the FDIC, any other regulatory authority or Big Sky's independent auditor believes such reserves to be inadequate or inconsistent with the historical loss experience of Big Sky or First Federal. Section 3.16 of the Big Sky Disclosure Schedule sets forth a complete list of all extensions of credit and other real estate owned ("OREO") that have been classified by any regulatory examiner as other loans specially mentioned, special mention, substandard, doubtful, loss, classified or criticized, credit risk assets, concerned loans

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
or words of similar import. All OREO, if any, held by Big Sky or First Federal is being carried net of reserves at fair value.

   3.17 PROPERTIES AND ASSETS.

   Section 3.17 of the Big Sky Disclosure Schedule lists as of the date of this Agreement (i) all real property owned by Big Sky and First Federal; (ii) each real property lease, sublease or installment purchase arrangement to which Big Sky or First Federal is a party; (iii) a description of each contract for the purchase, sale, or development of real estate to which Big Sky or First Federal is a party; and (iv) all items of Big Sky's or First Federal's tangible personal property and equipment with a book value of $10,000 or more or having any annual lease payment of $5,000 or more. Except for (a) items reflected in Big Sky's consolidated financial statements as of March 31, 1997 referred to in Section 3.6 hereof, (b) exceptions to title that do not interfere materially with Big Sky's or First Federal's use and enjoyment of owned or leased real property (other than OREO), (c) liens for current real estate taxes not yet delinquent, or being contested in good faith, properly reserved against, (d) properties and assets sold or transferred in the ordinary course of business consistent with past practices since March 31, 1997, and (e) items listed in Section 3.17 of the Big Sky Disclosure Schedule, Big Sky and First Federal have good and, as to owned real property, marketable and insurable title to all their properties and assets, reflected in the consolidated financial statements of Big Sky as of March 31, 1997, free and clear of all material liens, claims, charges and other encumbrances. Big Sky and First Federal, as lessees, have the right under valid and subsisting leases to occupy, use and possess all property leased by them. All properties and assets used by Big Sky and First Federal are in good operating condition and repair (subject to ordinary wear and tear) suitable for the purposes for which they are currently utilized and, to the knowledge of Big Sky, comply in all material respects with all Laws relating thereto now in effect. Big Sky and First Federal enjoy peaceful and undisturbed possession under all leases for the use of all property under which they are the lessees, and all leases to which Big Sky or First Federal is a party are valid and binding obligations of Big Sky or First Federal in accordance with the terms thereof. Neither Big Sky nor First Federal is in material default with respect to any such lease, and there has occurred no default by Big Sky or First Federal or event which with the lapse of time or the giving of notice, or both, would constitute a material default by Big Sky or First Federal under any such lease. To the knowledge of Big Sky, there are no Laws, conditions of record, or other impediments which interfere with the intended use by Big Sky or First Federal of any of the property owned, leased, or occupied by them.

   3.18 INSURANCE.

   Section 3.18 of the Big Sky Disclosure Schedule contains a true, correct and complete list of all insurance policies and bonds maintained by Big Sky and First Federal, including the name of the insurer, the policy number, the type of policy and any applicable deductibles. The existing insurance carried by Big Sky and First Federal is sufficient for compliance by Big Sky and First Federal with all requirements of Law and agreements to which Big Sky or First Federal is subject or is party. True, correct and complete copies of all such policies and bonds set forth in Section 3.18

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
of the Big Sky Disclosure Schedule, as in effect on the date hereof, have been delivered or made available to Sterling.

   3.19 COMPLIANCE WITH APPLICABLE LAWS.

   Each of Big Sky and First Federal has complied in all material respects with all Laws applicable to it or to the operation of its business. Neither Big Sky nor First Federal has received any notice of any material alleged or threatened claim, violation or liability under any such Laws that has not heretofore been cured and for which there is no remaining liability.

   3.20 LOANS.

   As of the date hereof:

        (a) All loans owned by Big Sky or First Federal, or in which Big Sky or First Federal has an interest, comply in all material respects with all Laws, including, but not limited to, applicable usury statutes, underwriting and record keeping requirements and the Truth in Lending Act, the Equal Credit Opportunity Act and the Real Estate Settlement Procedures Act, and other applicable consumer protection statutes and the regulations thereunder.

        (b) All loans owned by Big Sky or First Federal, or in which Big Sky or First Federal has an interest, have been made or acquired by Big Sky in all material respects in accordance with board of director-approved loan policies. Each of Big Sky and First Federal holds mortgages contained in its loan portfolio for its own benefit to the extent of its interest shown therein; such mortgages evidence liens having the priority indicated by their terms, subject, as of the date of recordation or filing of applicable security instruments, only to such exceptions as are discussed in attorneys' opinions regarding title or in title insurance policies in the mortgage files relating to the loans secured by real property or are not material as to the collectability of such loans; and all loans owned by Big Sky and First Federal are with full recourse to the borrowers, and each of Big Sky and First Federal has taken no action which would result in a waiver or negation of any rights or remedies available against the borrower or guarantor, if any, on any loan, other than in the ordinary course of business. All applicable remedies against all borrowers and guarantors are enforceable except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights and except as may be limited by the exercise of judicial discretion in applying principles of equity. Except as set forth at Section 3.20(b) of the Big Sky Disclosure Schedule, all loans purchased or originated by Big Sky or First Federal and subsequently sold by Big Sky or First Federal have been sold without recourse to Big Sky or First Federal and without any liability under any yield maintenance or similar obligation. True, correct and complete copies of loan delinquency reports prepared by Big Sky and First Federal, which reports include all loans delinquent or otherwise in default, are set forth in Section 3.20(b) of the Big Sky Disclosure Schedule. True, correct and complete copies of the currently effective lending policies of Big Sky and First Federal have been furnished or made available to Sterling.

        (c) Except as set forth in Section 3.20(c) of the Big Sky Disclosure Schedule, each outstanding loan participation sold by Big Sky or First Federal was sold with the risk of non-payment of all or any portion of that underlying loan to be shared by each participant (including Big Sky or First Federal) proportionately to the share of such loan represented by such participation without any recourse of such other lender or participant to Big Sky or First Federal for payment or repurchase of the amount of such loan represented by the participation or liability under any yield maintenance or similar obligation. Each of Big Sky and First Federal has properly fulfilled in all material respects its contractual responsibilities and duties in any loan in which it acts as the lead lender or servicer and has complied in all material respects with its duties as required under applicable regulatory requirements.

        (d) Each of Big Sky and First Federal has properly perfected or caused to be properly perfected all security interests, liens, or other interests in any collateral securing any loans made by it.

   3.21 FAIRNESS OPINION.

   Big Sky has received an opinion from Feldman Financial dated as of the date hereof to the effect that, in its opinion, the Exchange Ratio pursuant to this Agreement is fair to the holders of Big Sky Common Stock from a financial point of view.

   3.22 TAX AND ACCOUNTING TREATMENT OF MERGER.

   As of the date of this Agreement, Big Sky is not aware of any fact or state of affairs relating to Big Sky that could cause the Merger not to be treated as a "reorganization" under Section 368(a) of the Code or to qualify for "pooling-of-interests" accounting treatment.

   3.23 UNDISCLOSED LIABILITIES.

   Except (i) for those liabilities that are fully reflected or reserved against on the consolidated balance sheet of Big Sky included in the Big Sky Form 10-QSB for the quarter ended December 31, 1997 or (ii) for liabilities incurred in the ordinary course of business consistent with past practice since December 31, 1997, neither Big Sky nor First Federal has incurred any liability of any nature whatsoever (whether absolute, accrued or contingent or otherwise and whether due or to become due) that, either alone or when combined with all similar liabilities, has had, or would be reasonably expected to have, a material adverse effect on Big Sky or First Federal.

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   3.24 BIG SKY INFORMATION.

   The information relating to Big Sky and First Federal to be provided by Big Sky to be contained in the Proxy Statement/Prospectus and the Registration Statement will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading and will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.


                              ARTICLE IV
               REPRESENTATIONS AND WARRANTIES OF STERLING

   Sterling, on behalf of itself and Sterling Savings Association, hereby makes the following representations and warranties to Big Sky as set forth in this Article IV, each of which is being relied upon by Big Sky as a material inducement to enter into and perform this Agreement.

   4.1  CORPORATE ORGANIZATION.

        (a) Sterling is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington. Sterling has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary. Sterling is duly registered as a savings and loan holding company with the OTS under HOLA. The Restated Certificate of Incorporation and Bylaws of Sterling, copies of which have previously been made available to Big Sky, are true, correct and complete copies of such documents as in effect as of the date of this Agreement.

        (b) Sterling Savings Association is a Washington State chartered savings and loan association duly organized, validly existing and in good standing under the laws of the State of Washington. The deposit accounts of Sterling are insured by the FDIC through the SAIF to the fullest extent permitted by law, and all premiums and assessments required in connection therewith have been paid by Sterling. Sterling Savings Association has the corporate power and authority to own or lease all of its properties and assets and to carry on business as is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary. The Charter and Bylaws of Sterling Savings Association, copies of which have previously been made available to Big Sky, are true, correct and complete copies of such documents as in effect as of the date of this Agreement.

   4.2  CAPITALIZATION.

           (a) The authorized capital stock of Sterling as of the date hereof consists of 20,000,000 shares of Sterling Common Stock, of which 7,569,791 shares were outstanding at December 31, 1997 and 10,000,000 shares of preferred stock, par value $1.00 per share ("Sterling Preferred Stock"), no shares of which were outstanding at December 31, 1997. At such date, there were options outstanding to purchase 480,790 shares of Sterling Common Stock. All of the issued and outstanding shares of Sterling Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of this Agreement, except as set forth above, Sterling does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Sterling Common Stock or Sterling Preferred Stock or any other equity securities of Sterling or any securities representing the right to purchase or otherwise receive any shares of Sterling Common Stock or Sterling Preferred Stock.

        (b) The authorized capital stock of Sterling Savings Association consists of 9,000,000 shares of common stock, par value $1.00 per share, 4,758,743 of which are issued and outstanding, and 1,000,000 shares of preferred stock, par value $1.00 per share, of which 661 shares are issued or outstanding. The outstanding shares of common stock of Sterling Savings Association are owned by Sterling free and clear of all liens, charges, encumbrances and security interests whatsoever, and all of such shares are duly authorized and validly issued and fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to ownership thereof. Notwithstanding the previous sentence, all of the issued and outstanding shares of the common and preferred stock of Sterling Savings are pledged to Key Bank as security for its loans to Sterling.

   4.3  AUTHORITY; NO VIOLATION.

        (a) Sterling has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Sterling. No other corporate proceedings on the part of Sterling are necessary to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Sterling and (assuming due authorization, execution and delivery by Big Sky) this Agreement constitutes a valid and binding obligation of Sterling, enforceable against Sterling in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

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
        (b) Sterling Savings Association has full corporate power and authority to execute and deliver the Institution Merger Agreement and to consummate the transactions contemplated thereby. The execution and delivery of the Institution Merger Agreement and the consummation of the transactions contemplated thereby will be duly and validly approved by the Board of Directors of Sterling Savings Association, and by Sterling as the sole stockholder of Sterling Savings Association prior to the Effective Time. All corporate proceedings on the part of Sterling Savings Association necessary to consummate the transactions contemplated thereby will have been taken prior to the Effective Time. The Institution Merger Agreement, upon execution and delivery by Sterling Savings Association, will be duly and validly executed and delivered by Sterling Savings Association and will (assuming due authorization, execution and delivery by First Federal) constitute a valid and binding obligation of Sterling Savings Association, enforceable against Sterling Savings Association in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

        (c) Neither the execution and delivery of this Agreement by Sterling or the Institution Merger Agreement by Sterling Savings Association, nor the consummation by Sterling or Sterling Savings Association, as the case may be, of the transactions contemplated hereby or thereby, nor compliance by Sterling or Sterling Savings Association, as the case may be, with any of the terms or provisions hereof or thereof, will (i) violate any provision of the Restated Certificate of Incorporation or Bylaws of Sterling or the Charter or Bylaws of Sterling Savings Association, or (ii) assuming that the consents and approvals referred to in Section 4.4 are duly obtained, (x) violate any Laws applicable to Sterling or Sterling Savings Association or any of their respective properties or assets, or (y) violate, conflict with, result in a material breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of Sterling or Sterling Savings Association under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Sterling or Sterling Savings Association is a party, or by which they or any of their respective properties or assets may be bound or affected.

   4.4  CONSENTS AND APPROVALS.

        (a) Except for (i) the filing of applications and notices, as applicable, as to the Merger and the Institution Merger with the OTS under HOLA and the Bank Merger Act and approval of such applications and notices,
   (ii) the filing with the SEC of a registration statement on Form S-4 to register the shares of Sterling Common Stock to be issued in connection with the Merger which will include the Proxy Statement/Prospectus, (iii) the approval of this Agreement by the requisite vote of the stockholders of Big Sky pursuant to

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
   the Big Sky Certificate of Incorporation and the DGCL, (iv) the filing of the Articles of Merger with the Secretary of State of Washington pursuant to the WBCA, (v) the filings in connection with the Institution Merger Agreement and the transactions contemplated thereby and (vi) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states or with Nasdaq (or such other exchange as may be applicable) in connection with the issuance of the shares of Sterling Common Stock pursuant to this Agreement, no consents or approvals of or filings or registrations with any Governmental Entity are necessary in connection with (1) the execution and delivery by Sterling of this Agreement; (2) the performance by Sterling of this Agreement and the transactions contemplated hereby; (3) the execution and delivery by Sterling Savings Association of the Institution Merger Agreement; and (4) the consummation by Sterling Savings Association of the transactions contemplated by the Institution Merger Agreement except, in each case, for such consents, approvals or filings the failure of which to obtain will not have a material adverse effect on the ability to consummate the transactions contemplated hereby.

        (b) As of the date of this Agreement, Sterling has no knowledge of any reason why approval or effectiveness of any of the applications, notices or filings referred to in Section 4.4(a) cannot be obtained or granted on a timely basis.

   4.5  REPORTS

   Since January 1, 1995 Sterling and Sterling Savings Association have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they have been required to file with any Regulatory Agencies. As of its respective date, each such report, registration, statement and amendment complied in all material respects with all rules and regulations promulgated by the applicable Regulatory Agency and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except for normal examinations conducted by a Regulatory Agency in the regular course of the business of Sterling and its Subsidiaries, no Governmental Entity is conducting, or has conducted, any proceeding or investigation into the business or operations of Sterling since December 31, 1993.

   4.6  FINANCIAL STATEMENTS; EXCHANGE ACT FILINGS; BOOKS AND
        RECORDS.

   Sterling has previously delivered to Big Sky true, correct and complete copies of (i) the audited consolidated balance sheets of Sterling and its Subsidiaries as of December 31, 1996 and 1997 and June 30, 1996 and the related consolidated statements of income, changes in shareholders' equity and cash flows for the year ended December 31, 1997, the six months ended December 31, 1996 and the years ended June 30, 1996 and 1995, inclusive, as reported in Sterling's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 filed with the SEC under the Exchange

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
Act, in each case accompanied by the audit report of Coopers & Lybrand, LLP, independent public accountants with respect to Sterling; and (ii) the unaudited consolidated balance sheets of Sterling and its Subsidiaries as of September 30, 1997 and December 31, 1996 and the related unaudited consolidated statements of income, changes in shareholders' equity and cash flows for the interim periods ended September 30, 1997 and 1996, as reported on Sterling's Quarterly Report on Form 10-Q for the period ended September 30, 1997 filed with the SEC under the Exchange Act. The financial statements referred to in this Section 4.5 (including the related notes, where applicable) fairly present, and the financial statements referred to in
Section 6.8 hereof will fairly present (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount), the results of the consolidated operations and consolidated financial condition of Sterling and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes, where applicable) comply, and the financial statements referred to in Section 6.8 hereof will comply, with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and each of such statements (including the related notes, where applicable) has been, and the financial statements referred to in Section 6.8 hereof will be, prepared in accordance with GAAP consistently applied during the periods involved, except as indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q. Sterling's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and all subsequently filed reports under the Exchange Act comply in all material respects with the appropriate requirements for such reports under the Exchange Act, and Sterling has previously delivered or made available to Big Sky true, correct and complete copies of such reports. The books and records of Sterling and Sterling Savings Association have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions.

   4.7  ABSENCE OF CERTAIN CHANGES OR EVENTS.

        (a) Except as disclosed in Sterling's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and all reports subsequently filed by Sterling under the Exchange Act, true, correct and complete copies of which have previously been delivered or made available to Big Sky, since December 31, 1997, no event has occurred which has had, or is reasonably certain to have, individually or in the aggregate, a material adverse effect on Sterling.

        (b) Since June 30, 1997, Sterling and its Subsidiaries have carried on their respective businesses in the ordinary and usual course consistent with their past practices.

   4.8  COMPLIANCE WITH APPLICABLE LAW.

   Sterling and each Sterling Subsidiary has complied in all material respects with all Laws applicable to it or to the operation of its business. Neither Sterling nor any Sterling Subsidiary has received any notice of any material alleged or threatened claim, violation of or liability under any such Laws that has not heretofore been cured and for which there is no remaining liability.

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
   4.9  EMPLOYEE PLANS.

   Sterling has heretofore made available for inspection, or delivered (if requested) to Big Sky true, correct and complete copies of each employee benefit plan arrangement or agreement that is maintained as of the date of this Agreement (the "Sterling Plans") by Sterling or any of its Subsidiaries. No "accumulated funding deficiency" as defined in Section 302(a)(2) of ERISA or Section 412 of the Code, whether or not waived, and no "unfunded current liability" as determined under Section 412(l) of the Code exists with respect to any Sterling Plan. The Sterling Plans are in compliance in all material respects with the applicable requirements of ERISA and the Code.

   4.10 AGREEMENTS WITH REGULATORY AGENCIES.

   Neither Sterling nor any of its affiliates is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of (each a "Regulatory Agreement"), any Governmental Entity that restricts the conduct of its business or that in any manner relates to its capital adequacy, its credit policies, its management or its business, nor has Sterling or Sterling Savings Association been advised by any Governmental Entity that it is considering issuing or requesting any Regulatory Agreement.

   4.11 TAX AND ACCOUNTING TREATMENT OF MERGER.

   As of the date of this Agreement, Sterling is not aware of any fact or state of affairs relating to Sterling that could cause the Merger not to be treated as a "reorganization" under Section 368(a) of the Code or to qualify for"pooling-of-interests" accounting treatment.

   4.12 LEGAL PROCEEDINGS.

        (a) Neither Sterling nor any of its Subsidiaries is a party to any, and there are no pending or threatened, legal, administrative, arbitration or other proceedings, claims, actions or governmental or regulatory investigations of any nature against Sterling or any of its Subsidiaries in which there is a reasonable probability of any material recovery against or other material adverse effect upon Sterling or any of its Subsidiaries or which challenge the validity or propriety of the transactions contemplated by this Agreement or the Institution Merger Agreement as to which there is a reasonable probability of success.

         (b) There is no injunction, order, judgment or decree imposed upon Sterling, any of its Subsidiaries or the assets of Sterling or any of its Subsidiaries.
                                 27

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
   4.13 RESERVES FOR LOSSES.

   All reserves or other allowances for possible losses reflected in Sterling's most recent financial statements referred to in Section 4.5 complied with all Laws and are reported in accordance with GAAP. Neither Sterling nor Sterling Savings Association has been notified by the OTS, the FDIC, any other regulator authority or by Sterling's independent auditor, in writing or otherwise, that the reserves or other allowances for possible loan losses reflected in Sterling's most recent financial statements referred to in
Section 4.5 are inadequate or that the practices and policies of Sterling or Sterling Savings Association in establishing such reserves and in accounting for delinquent and classified assets generally fail to comply with applicable accounting or regulatory requirements or that the OTS, the FDIC, any other regulatory authority or Sterling's independent auditor believes such reserves to be inadequate or inconsistent with the historical loss experience of Sterling or Sterling Savings Association. Sterling has previously furnished Big Sky with a complete list of all extensions of credit or OREO that have been classified by any bank examiner (regulatory or internal) as other loans specially mentioned, special mention, substandard, doubtful, loss, classified or criticized, credit risk assets, concerned loans or words of similar import. All OREO held by Sterling or Sterling Savings Association is being carried net of reserves at fair value.

   4.14 BROKER'S FEES.

   Neither Sterling nor any Sterling Subsidiary nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement or the Institution Merger Agreement.

   4.15 TAXES.

   Each of Sterling and its Subsidiaries has duly filed all material Federal, state, local and foreign Tax Returns required to be filed by it on or prior to the date hereof (all such returns being accurate and complete in all material respects) and has duly paid or made provisions for the payment of all material Taxes which have been incurred or are due or claimed to be due from it by Federal, state, local and foreign taxing authorities on or prior to the date hereof. All liability with respect to the income tax returns of Sterling and its Subsidiaries has been satisfied for all years to and including June 30, 1997. The IRS has not notified Sterling of, or otherwise asserted, that there are any material deficiencies with respect to the income tax returns of Sterling. There are no material disputes pending, or claims asserted for, Taxes or assessments upon Sterling or any of its Subsidiaries, nor has Sterling or any of its Subsidiaries been requested to give any waivers extending the statutory period of limitation applicable to any Federal, state or local income tax return for any period.

   4.16 STERLING INFORMATION.

   The information relating to Sterling and its Subsidiaries to be provided by Sterling to be contained in the Proxy Statement/Prospectus and the Registration Statement will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The Proxy Statement/Prospectus (except for such portions thereof that relate only to Big Sky or First Federal) will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. The Registration Statement will comply in all material respects with the provisions of the Securities Act and the rules and regulations thereunder.

                               ARTICLE V
               COVENANTS RELATING TO CONDUCT OF BUSINESS

   5.1  COVENANTS OF BIG SKY.

   During the period from the date of this Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement or the Institution Merger Agreement, or with the prior written consent of Sterling, Big Sky and First Federal shall carry on their respective businesses in the ordinary course consistent with past practices and consistent with prudent banking practices. Big Sky will use its reasonable best efforts to (x) preserve its business organization and that of First Federal intact, (y) keep available to itself and Sterling the present services of the employees of Big Sky and First Federal and (z) preserve for itself and Sterling the goodwill of the customers of Big Sky and First Federal and others with whom business relationships exist. Without limiting the generality of the foregoing, and except as set forth in the Big Sky Disclosure Schedule or as otherwise contemplated by this Agreement or consented to by Sterling in writing, Big Sky shall not, and shall not permit First Federal to:

        (a) declare or pay any dividends, on or make other distributions in respect of, any of its capital stock;

        (b) (i) split, combine or reclassify any shares of its capital stock or issue, authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock except upon the exercise or fulfillment of rights or options issued and outstanding as of the date hereof pursuant to the Big Sky Stock Option Plan in accordance with their present terms, or (ii) repurchase, redeem or otherwise acquire any shares of the capital stock of Big Sky or First Federal, or any securities convertible into or exercisable for any shares of the capital stock of Big Sky or First Federal;

        (c) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares, or enter into any agreement with respect to any of the foregoing, other than the issuance of Big Sky Common Stock pursuant to stock options or similar rights to acquire Big Sky Common Stock granted pursuant to the Big Sky Stock Option Plan and outstanding prior to the date of this Agreement, in each case in accordance with their present terms;

      (d) amend its Certificate of Incorporation, Bylaws or other similar governing documents;

      (e) authorize or permit any of its officers, directors, employees or agents to, directly or indirectly, solicit, initiate or encourage any inquiries relating to, or the making of any proposal from, hold discussions or negotiations with or provide any information to, any person, entity or group (other than Sterling) concerning any Acquisition Transaction (as defined below); provided, however, that Big Sky may, and may authorize and permit its officers, directors, employees or agents to, provide or cause to be provided information and may participate in such discussions or negotiations if the Board of Directors of Big Sky has determined in good faith that the failure to provide such information or participate in such negotiations or discussions could cause the members of such Board of Directors to breach their fiduciary duties under applicable Laws and the Board of Directors has received the written advice of outside counsel to that effect. Big Sky shall promptly communicate orally (within one day) and in writing (as promptly as practicable) to Sterling the material terms of any proposal, whether written or oral, which it may receive in respect of any such Acquisition Transaction and whether it is having discussions or negotiations with a third party about an Acquisition Transaction or providing information in connection with, or which may lead to, an Acquisition Transaction with a third party. Big Sky will promptly cease and cause to be terminated any existing activities, discussions or negotiations previously conducted with any parties other than Sterling with respect to any of the foregoing. As used in this Agreement, "Acquisition Transaction" shall mean any offer, proposal or expression of interest relating to (i) any tender or exchange offer involving Big Sky or First Federal, (ii) merger, consolidation or other business combination involving Big Sky or First Federal, or (iii) the acquisition in any manner of a substantial equity interest in, or a substantial portion of the assets, out of the ordinary course of business, of, Big Sky or First Federal other than the transactions contemplated or permitted by this Agreement and the Institution Merger Agreement;

        (f)  make capital expenditures aggregating in excess of $10,000.

        (g)  enter into any new line of business;

        (h) acquire or agree to acquire, by merging or consolidating with, or by purchasing an equity interest in or the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings, or in the ordinary course of business consistent with past practices;

        (i) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue or in any of the conditions to the Merger set forth in Article VII not being satisfied, or in a violation of any provision of this Agreement or the Institution Merger Agreement, except, in every case, as may be required by applicable Law;

        (j) change its methods of accounting in effect at December 31, 1997 except as required by changes in GAAP or regulatory accounting principles as concurred to by Big Sky's independent auditors;

        (k) (i) except as required by applicable law or to maintain qualification pursuant to the Code, adopt, amend, renew or terminate any Plan or any agreement, arrangement, plan or policy between Big Sky or First Federal and one or more of its current or former directors, officers or employees, (ii) other than normal annual increases in pay, consistent with past practice, for employees not subject to an employment, change of control or severance agreement, increase in any manner the compensation of any employee or director or pay any benefit not required by any Plan or agreement as in effect as of the date hereof (including, without limitation, the granting of stock options, stock appreciation rights, restricted stock, restricted stock units or performance units or shares),
   (iii) enter into, modify or renew any contract, agreement, commitment or arrangement providing for the payment to any director, officer or employee of compensation or benefits, other than normal annual increases in pay, consistent with past practice, for employees not subject to an employment, change of control or severance agreement, (iv) hire any new employee at an annual compensation in excess of $25,000, (v) pay expenses of any employees or directors for attending conventions or similar meetings which conventions or meetings are held after the date hereof, (vi) promote to a rank of vice president or more senior any employee, or (vii) pay any retention or other bonuses to any employees;

        (l) incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity other than in the ordinary course of business consistent with past practice;

         (m) sell, purchase, enter into a lease, relocate, open or close any banking or other office, or file an application pertaining to such action with any Governmental Entity;

         (n) make any equity investment or commitment to make such an investment in real estate or in any real estate development project, other than in connection with foreclosure, settlements in lieu of foreclosure, or troubled loan or debt restructuring, in the ordinary course of business consistent with past practices;

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

        (o) make any new loans to, modify the terms of any existing loan to, or engage in any other transactions (other than routine banking transactions) with, any Affiliated Person of Big Sky or First Federal;

        (p) make any investment, or incur deposit liabilities, other than in the ordinary course of business consistent with past practices, or make any equity investments;

        (q) purchase any loans or sell, purchase or lease any real property, except for the sale of real estate that is the subject of a casualty loss or condemnation or the sale of OREO on a basis consistent with past practices;

        (r) originate (i) any loans except in accordance with existing First Federal lending policies, (ii) unsecured consumer loans in excess of $25,000, (iii) commercial real estate first mortgage or other commercial loans in excess of $150,000 as to any loan or $750,000 in the aggregate as to related loans, or loans to related persons, or (iv) land acquisition loans to borrowers who intend to construct a residence on such land in excess of the lesser of 75% of the appraised value of such land or $100,000, except in each case for (A) loans for which written commitments have been issued by First Federal as of the date hereof, (B) renewals of loans existing as of the date of this Agreement or loans permitted pursuant to this Section 5.1(r) and (C) increases in the principal amount of loans existing as of the date of this Agreement, subject to a limit of 30% of the principal amount of such loans as of the date of this Agreement or $100,000, whichever is less;

        (s) make any investments in excess of $1,000,000, in the aggregate, in any equity or derivative securities or engage in any forward commitment, futures transaction, financial options transaction, hedging or arbitrage transaction or covered asset trading activities or make any investments in any investment security with a maturity of greater than five years;

        (t)  sell or purchase any mortgage loan servicing rights;

        (u)  agree or commit to do any of the actions set forth in clauses (a)
   - (t) of this Section 5.1. The consent of Sterling to any action by Big Sky or First Federal that is not permitted by any of the preceding paragraphs shall be evidenced only by a writing signed by the President or any Executive or Senior Vice President of Sterling; or

        (v) take or omit to take any other action that would materially adversely affect or materially delay the ability of Big Sky to obtain the Requisite Regulatory Approvals or otherwise materially adversely affect Big Sky's and First Federal's ability to consummate the transactions contemplated by this Agreement.

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
   5.2  COVENANTS OF STERLING.

   During the period from the date of this Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement or with Big Sky's prior written consent, Sterling shall not, and shall not permit Sterling Savings Association to:

        (a) take any action that will result in any of Sterling's representations and warranties set forth in this Agreement being or becoming untrue or any of the conditions to the Merger set forth in Article VII not being satisfied or in a violation of any provision of this Agreement or the Institution Merger Agreement, except, in every case, as may be required by applicable Law; or

        (b) take or omit to take any other action that would materially adversely affect or materially delay the ability of Sterling to obtain the Requisite Regulatory Approvals or otherwise materially adversely affect Sterling's and Sterling Savings Association's ability to consummate the transactions contemplated by this Agreement.

   5.3  MERGER COVENANTS.

   Notwithstanding that Big Sky believes that it has established all reserves and taken all provisions for possible loan losses required by GAAP and applicable Laws, Big Sky recognizes that Sterling may have adopted different loan, accrual and reserve policies (including loan classifications and levels of reserves for possible loan losses). In that regard, and in general, from and after the date of this Agreement to the Effective Time, Big Sky and Sterling shall consult and cooperate with each other in order to formulate the plan of integration for the Merger, including, among other things, with respect to conforming immediately prior to the Effective Time, based upon such consultation, Big Sky's loan, accrual and reserve policies to those policies of Sterling to the extent consistent with GAAP; provided, that any change in Big Sky's policies in connection with such matters need not be effected until Sterling irrevocably agrees in writing that (i) all conditions to Sterling's obligation to consummate the Merger have been satisfied, (ii) that Sterling will waive any and all rights that it may have to terminate this Agreement and
(iii) Sterling will complete the Merger.

   5.4  EMPLOYMENT AND OTHER AGREEMENTS.

   Following the Merger, Sterling agrees that it shall honor the existing written contracts with officers of Big Sky and First Federal that are listed at Section 3.12 of the Big Sky Disclosure Schedule; provided, however, that in making the foregoing agreement, Sterling will honor such contracts only to the extent that the payments of benefits to be provided under such contracts, when taken together with any other payments to be received by such persons, would not constitute a "parachute payment" within the meaning of Code Section 280G(b)(2). Sterling further agrees that, prior to the Effective Time, the employment agreements listed at Section 3.12 of the Big Sky Disclosure Schedule, shall be amended to provide the (A) in the event, the payments and benefits to be provided to an officer shall, in the aggregate, constitute a parachute payment within the meaning of Section 280G(b)(2) of the Code, the payments and benefits to be provided to the officer under the employment agreement shall, at the officer's written election, (i) be payable or provided to the officer over a period sufficient to reduce the present value of such payments or benefits (determined in accordance with Treasury regulations under Section 280G of the Code) to an amount which is 2.99 times the Officer's "base amount" under
Section 280G(b)(3) of the Code or (ii) be reduced to the extent necessary to avoid treatment as a parachute payment with the allocation of the reduction among such payments and benefits and the period over which such payments and benefits are to be provided to be determined by the officer and (B) that any cash payment due an officer under an employment agreement shall be reduced by the amount of any payments to be received by the officer for consulting services provided to Sterling following the Effective Time.

                              ARTICLE VI
                         ADDITIONAL AGREEMENTS

   6.1  REGULATORY MATTERS.

        (a) Upon the execution and delivery of this Agreement, Sterling and Big Sky (as to information to be included therein pertaining to Big Sky) shall promptly cause to be prepared and filed with the SEC a registration statement of Sterling on Form S-4, including the Proxy Statement/Prospectus (the "Registration Statement") for the purpose of registering the Sterling Common Stock to be issued in the Merger and for soliciting the adoption and approval of this Agreement and the Merger by the stockholders of Big Sky. Sterling and Big Sky shall use their reasonable best efforts to have the Registration Statement declared effective by the SEC as soon as possible after the filing thereof. The parties shall cooperate in responding to and considering any questions or comments from the SEC staff regarding the information contained in the Registration Statement. If at any time after the Registration Statement is filed with the SEC, and prior to the Closing Date, any event relating to Big Sky is discovered by Big Sky which should be set forth in an amendment of, or a supplement to, the Registration Statement, including the Proxy Statement/Prospectus, Big Sky shall promptly inform Sterling, and shall furnish Sterling with all necessary information relating to such event, whereupon Sterling shall promptly cause an appropriate amendment to the Registration Statement to be filed with the SEC. Upon the effectiveness of such amendment, each of Big Sky and Sterling (if prior to the meeting of the stockholders of Big Sky pursuant to Section 6.3 hereof) will take all necessary action as promptly as practicable to permit an appropriate amendment or supplement to be transmitted to its stockholders entitled to vote at such meeting. Sterling shall also use reasonable efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement and the Institution Merger Agreement and Big Sky shall furnish all information concerning Big Sky and the holders of Big Sky Common Stock as may be reasonably requested in connection with any such action.

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

        (b) The parties hereto shall cooperate with each other and use their best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including without limitation the Merger and the Institution Merger). Big Sky and Sterling shall have the right to review in advance, and to the extent practicable each will consult the other on, in each case subject to applicable Laws relating to the exchange of information, all the information relating to Big Sky or Sterling, as the case may be, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable.
   The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to consummation of the transactions contemplated herein.

        (c) Big Sky shall, upon request, furnish Sterling with all information concerning Big Sky and its directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Registration Statement or any other statement, filing, notice or application made by or on behalf of Sterling to any Governmental Entity in connection with the Merger or the other transactions contemplated by this Agreement.

        (d) Sterling and Big Sky shall promptly advise each other upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement which causes such party to believe that there is a reasonable likelihood that any Requisite Regulatory Approval (as defined in Section 7.1(c) hereof) will not be obtained or that the receipt of any such approval will be materially delayed.

   6.2  ACCESS TO INFORMATION.

        (a) Upon reasonable notice and subject to applicable Laws relating to the exchange of information, Big Sky shall accord to the officers, employees, accountants, counsel and other representatives of Sterling, access, during normal business hours during the period prior to the Effective Time, to all its and First Federal's properties, books, contracts, commitments and records and, during such period, Big Sky shall make available to Sterling (i) a copy of each report, schedule, registration statement and other document filed or received by it (including First Federal) during such period pursuant to the requirements of federal securities laws or federal or state banking laws and (ii) all other information concerning its (including First Federal) business, properties and personnel as

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
   Sterling may reasonably request. Sterling shall receive notice of all meetings of the Big Sky and First Federal's Board of Directors and any committees thereof, and of any management committees (in all cases, at least as timely as all Big Sky and First Federal, as the case may be, representatives to such meetings are required to be provided notice). Sterling will hold all such information in confidence to the extent required by, and in accordance with, the provisions of the confidentiality agreement which Sterling entered into with Big Sky dated February 2, 1998 (the "Confidentiality Agreement").

        (b) Upon reasonable notice and subject to applicable Laws relating to the exchange of information, Sterling shall afford to the officers, employees, accountants, counsel and other representatives of Big Sky, access, during normal business hours during the period prior to the Effective Time, to such information regarding Sterling as shall be reasonably necessary for Big Sky to fulfill its obligations pursuant to this Agreement or which may be reasonably necessary for Big Sky to confirm that the representations and warranties of Sterling contained herein are true and correct and that the covenants of Sterling contained herein have been performed in all material respects. Big Sky will hold all such information in confidence to the extent required by, and in accordance with, the provisions of the Confidentiality Agreement.

        (c) No investigation by either of the parties or their respective representatives shall affect the representations and warranties of the other set forth herein.

        (d) Big Sky shall provide Sterling with true, correct and complete copies of all financial and other information relating to the business or operations of Big Sky or First Federal that is provided to directors of Big Sky and First Federal in connection with meetings of their Boards of Directors or committees thereof.

   6.3  STOCKHOLDER MEETINGS.

   Big Sky shall take all steps necessary to duly call, give notice of, convene and hold a meeting of its stockholders within 40 days after the Registration Statement becomes effective for the purpose of voting upon the approval of this Agreement and the Merger. Management and the Board of Directors of Big Sky shall recommend to Big Sky's stockholders approval of this Agreement, including the Merger, and the transactions contemplated hereby, together with any matters incident thereto; and in each case shall oppose any third party proposal or other action that is inconsistent with this Agreement or the consummation of the transactions contemplated hereby (subject in each case to compliance in good faith with its fiduciary duties as advised by counsel). Big Sky and Sterling shall coordinate and cooperate with respect to the foregoing matters.

   6.4  LEGAL CONDITIONS TO MERGER.

   Each of Sterling and Big Sky shall use their reasonable best efforts (a) to take, or cause to be taken, all actions reasonably necessary, proper or advisable to comply promptly with all legal

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
requirements which may be imposed on such party with respect to the Merger and, subject to the conditions set forth in Article VII hereof, to consummate the transactions contemplated by this Agreement and (b) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party which is required to be obtained by Big Sky or Sterling in connection with the Merger and the other transactions contemplated by this Agreement.

   6.5  STOCK EXCHANGE LISTING.

   Sterling shall use its reasonable best efforts to cause the shares of Sterling Common Stock to be issued in the Merger and pursuant to options referred to herein to be approved for quotation on the Nasdaq Stock Market National Market (or such other exchange on which the Sterling Common Stock has become listed, or approved for listing) prior to or at the Effective Time.

   6.6  EMPLOYEES.

        (a) To the extent permissible under the applicable provisions of the Code and ERISA, for purposes of crediting periods of service for eligibility to participate and vesting, but not for benefit accrual purposes, under employee pension benefit plans (within the meaning of ERISA
   Section 3(2)) maintained by Sterling or Sterling Savings Association, as applicable, individuals who are employees of Big Sky or First Federal at the Effective Time will be credited with periods of service with Big Sky or First Federal before the Effective Time (including service with any predecessor employer for which service credit was given under similar employee benefit plans of Big Sky or First Federal) as if such service had been with Sterling or Sterling Savings Association, as applicable. Similar credit shall also be given by Sterling or Sterling Savings Association in calculating other retirement plan, vacation and similar benefits for such employees of Big Sky or First Federal after the Merger. Sterling will or will cause Sterling Savings Association to (i) give credit to employees of Big Sky and First Federal, with respect to the satisfaction of the limitations as to pre-existing condition exclusions and waiting periods for participation and coverage which are applicable under the welfare benefit plans of Sterling or Sterling Savings Association, equal to the credit that any such employee had received as of the Effective Time towards the satisfaction of any such limitations and waiting periods under the comparable welfare benefit plans of Big Sky and First Federal and (ii) provide each employee of Big Sky and First Federal with credit for any co-payment and deductibles paid prior to the Effective Time in satisfying any deductible or out-of-pocket requirements.

        (c) Sterling will cause Sterling Savings Association to offer a position of at-will employment to each of First Federal's non-management branch office personnel in good standing as of the Effective Time. Sterling will use its reasonable best efforts in connection with reviewing applicants for employment positions to give Big Sky and First Federal employees who are not offered positions at the Effective Time the same consideration as is afforded Sterling or Sterling Savings Association employees for such positions in accordance with existing formal or informal policies.

   6.7  INDEMNIFICATION.

        (a) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, in which any person who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director or officer or employee of Big Sky or First Federal (the "Indemnified Parties") is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director, officer or employee of Big Sky or First Federal or any of their respective predecessors or (ii) this Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before or after the Effective Time, the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto. It is understood and agreed that, after the Effective Time, Sterling shall indemnify and hold harmless, as and to the fullest extent permitted by applicable law, each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorney's fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by law upon receipt of any undertaking required by applicable law), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding or investigation, and in the event of any such threatened or actual claim, action, suit, proceeding or investigation (whether asserted or arising before or after the Effective Time), the Indemnified Parties may retain counsel reasonably satisfactory to Sterling; provided, however, that (1) Sterling shall have the right to assume the defense thereof and upon such assumption Sterling shall not be liable to any Indemnified. Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if Sterling elects not to assume such defense or counsel for the Indemnified Parties reasonably advises the Indemnified Parties that there are issues which raise conflicts of interest between Sterling and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to Sterling, and Sterling shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties, (2) Sterling shall be obligated pursuant to this paragraph to pay for only one firm of counsel for each Indemnified Party, and (3) Sterling shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld or delayed). Any Indemnified Party wishing to claim indemnification under this Section 6.7, upon learning of any such claim, action, suit, proceeding or investigation, shall notify Sterling thereof; provided, however, that the failure to so notify shall not affect the obligations of Sterling under this Section 6.7 except to the extent such failure to notify materially prejudices Sterling. Sterling's obligations under this Section 6.7 continue in full force and effect for a period of six years from the Effective Time; provided, however, that all rights to indemnification in respect of any claim asserted or made within such period shall continue until the final disposition of such claim.

        (b) Sterling shall use commercially reasonable efforts to cause the persons serving as officers and directors of Big Sky immediately prior to the Effective Time to be covered by a directors' and officers' liability insurance policy ("Tail Insurance") of substantially the same coverage and amounts containing terms and conditions which are generally not less advantageous than Big Sky's current policy with respect to acts or omissions occurring prior to the Effective Time which were committed by such officers and directors in their capacity as such for a period not less than one year.

        (c) In the event Sterling or any of its successors or assigns (i) consolidates with or merges into any other person or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person or entity, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Sterling assume the obligations set forth in this section.

        (d) The provisions of this Section 6.7 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

   6.8  SUBSEQUENT INTERIM AND ANNUAL FINANCIAL STATEMENTS.

   As soon as reasonably available, but in no event more than 45 days after the end of each fiscal quarter (and 90 days in the case of the fourth fiscal quarter), Sterling will deliver to Big Sky and Big Sky will deliver to Sterling their respective Quarterly and Annual Reports, as filed with the SEC under the Exchange Act. Each party shall deliver to the other any Current Reports on Form 8-K promptly after filing such reports with the SEC.

   6.9  ADDITIONAL AGREEMENTS.

   In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, or to vest the Surviving Corporation or the Surviving Institution with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger, or the constituent parties to the Institution Merger, as the case may be, the proper officers and directors of each party to this Agreement and Sterling's Subsidiaries and First Federal shall take all such necessary action as may be reasonably requested by Sterling.

   6.10 ADVICE OF CHANGES.

   Sterling and Big Sky shall promptly advise the other party of any change or event that, individually or in the aggregate, has had or would be reasonably certain to have a material adverse effect on it or to cause or constitute a material breach of any of its representations, warranties or covenants contained herein. From time to time prior to the Effective Time, each party will promptly supplement or amend its disclosure schedule delivered in connection with the execution of this Agreement to reflect any matter which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such disclosure schedule or which is necessary to correct any information in such disclosure schedule which has been rendered inaccurate thereby. No supplement or amendment to such disclosure schedule shall have any effect for the purpose of determining satisfaction of the conditions set forth in Sections 7.2(a) or 7.3(a) hereof, as the case may be, or the compliance by Big Sky or Sterling, as the case may be, with the respective covenants set forth in Sections 5.1 and 5.2 hereof.

   6.11 CURRENT INFORMATION.

   During the period from the date of this Agreement to the Effective Time, Big Sky will cause one or more of its designated representatives to confer on a regular and frequent basis (not less than monthly) with representatives of Sterling and to report the general status of the ongoing operations of Big Sky. Big Sky will promptly notify Sterling of any material change in the normal course of business or in the operation of the properties of Big Sky and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of litigation involving Big Sky, and will keep Sterling fully informed of such events.

   6.12 EXECUTION AND AUTHORIZATION OF INSTITUTION MERGER AGREEMENT.

   Prior to the Effective Time, (a) Sterling and Big Sky shall each approve the Institution Merger Agreement as the sole stockholder of Sterling Savings Association and First Federal, respectively, and (b) First Federal shall execute and deliver the Institution Merger Agreement.

   6.13 CHANGE IN STRUCTURE.

   Sterling may elect to modify the structure of the transactions contemplated by this Agreement as noted herein so long as (i) there are no adverse tax consequences to the Big Sky stockholders as a result of such modification,
(ii) the consideration to be paid to the Big Sky stockholders under this Agreement is not thereby changed or reduced in amount, and (iii) such modification will not delay or jeopardize receipt of any required regulatory approvals. In the event that the structure of the Merger is modified pursuant to this Section 6.13, the parties agree to modify this Agreement and the various exhibits hereto to reflect such revised structure. In such event, Sterling shall prepare appropriate amendments to this Agreement and the exhibits hereto for execution by the parties hereto. Big Sky agrees to cooperate fully with Sterling to effect such amendments.

   6.14 TRANSACTION EXPENSES OF BIG SKY.

   As promptly as practicable after the execution of this Agreement, Big Sky will provide to Sterling an estimate of the expenses Big Sky expects to incur in connection with the Merger, and shall keep Sterling reasonably informed of material changes in such estimate.

   6.15 AFFILIATE AGREEMENTS.

        (a) Not later than the 15th day prior to the mailing of the Proxy Statement/Prospectus, Big Sky shall deliver to Sterling a schedule of each person that, to the best of its knowledge, is or is reasonably likely to be, as of the date of the Big Sky stockholder meeting called pursuant to
   Section 6.3, deemed to be an "affiliate of it (each, an "Big Sky Affiliate") as that term is used in Rule 145 under the Securities Act or SEC Accounting Series Releases 130 and 135.

       (b) Big Sky shall use its reasonable best efforts to cause each person who may be deemed to be a Big Sky Affiliate to execute and deliver to Sterling on or before the date of mailing of the Proxy
   Statement/Prospectus, an agreement in the form attached hereto as Exhibit
   D.

                              ARTICLE VII
                          CONDITIONS PRECEDENT

   7.1  CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER.

   The respective obligation of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

        (a)  STOCKHOLDER APPROVALS.

             This Agreement and the Merger shall have been approved and adopted by the requisite vote of the Big Sky stockholders.

        (b)  STOCK EXCHANGE LISTING.

             The shares of Sterling Common Stock which shall be issued in the Merger (including the Sterling Common Stock that may be issued upon exercise of the options referred to in Section 1.6 hereof) upon consummation of the Merger shall have been authorized for quotation on the Nasdaq Stock Market National Market (or such other exchange on which the Sterling Common Stock may become listed).

        (c)  OTHER APPROVALS.

             All regulatory approvals required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired (all such approvals and the expiration of all such waiting periods being referred to herein as the "Requisite Regulatory Approvals").

        (d)  REGISTRATION STATEMENT.

             The Registration Statement shall have become effective under the Securities Act, and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

        (e)  NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY.

             No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger or any of the other transactions contemplated by this Agreement or the Certificate of Merger shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, restricts or makes illegal consummation of the Merger. No proceeding initiated by any Governmental Entity seeking an Injunction shall be pending.

        (f)  FEDERAL TAX OPINION.

             Sterling shall have received an opinion from Witherspoon, Kelley, Davenport & Toole, P.S. to Sterling, and Big Sky shall have received an opinion from Breyer & Aguggia, counsel to Big Sky, in form and substance reasonably satisfactory to Sterling and Big Sky, respectively, dated the date of the Effective Time, in each case, substantially to the effect that on the basis of facts, representations, and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and each of Sterling and Big Sky will be a party to the reorganization with the meaning of Section 368(b) of the Code and that, accordingly, for federal income tax purposes, (i) no gain or loss will be recognized by Sterling or Big Sky as a result of the Merger, (ii) no gain or loss will be recognized by the stockholders of Big Sky who exchange all of their Big Sky Common Stock solely for Sterling Common Stock pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest in Sterling Common Stock), and (iii) the aggregate tax basis of the Sterling Common Stock received by stockholders who exchange all of their Big Sky Common Stock solely for Sterling Common Stock pursuant to the Merger will be the same as the aggregate tax basis of the Big Sky Common Stock surrendered in exchange therefor (reduced by any amount allocable to a fractional share interest for which cash is received). In rendering such opinion, such counsel shall require and, to the extent such counsel deems necessary or appropriate, may rely upon representations and covenants, including those contained in certificates of officers of Big Sky, Sterling, their respective affiliates and others.

   7.2  CONDITIONS TO OBLIGATIONS OF STERLING.

   The obligation of Sterling to effect the Merger is also subject to the satisfaction or waiver by Sterling at or prior to the Effective Time of the following conditions:

        (a)  REPRESENTATIONS AND WARRANTIES.

             The representations and warranties of Big Sky set forth in this Agreement shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; provided, however, that for purposes of this paragraph, such representations and warranties shall be deemed to be true and correct, unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, would have a material adverse effect on Big Sky. Sterling shall have received a certificate signed on behalf of Big Sky by each of the President and Chief Executive Officer and the Chief Financial Officer of Big Sky to the foregoing effect.

        (b)  PERFORMANCE OF COVENANTS AND AGREEMENTS OF BIG SKY

             Big Sky shall have performed in all material respects all covenants and agreements required to be performed by it under this Agreement at or prior to the Closing Date. Sterling shall have received a certificate signed on behalf of Big Sky by each of the President and Chief Executive Officer and the Chief Financial Officer of Big Sky to such effect.


        (c)  POOLING OF INTERESTS.

             Sterling shall have received as of the Effective Time, written opinions of Coopers & Lybrand LLP and Deloitte and Touche LLP to the effect that the Merger may be accounted for as a pooling-of-interests.

        (d)  STOCKHOLDERS AGREEMENT

             On or before April 30, 1998, the agreement in the form which is attached hereto as Exhibit E (the "Stockholders Agreement") shall have been entered into by all of the stockholders whose names appear on the Stockholders Agreement and a minimum of 68,000 shares of Big Sky Common Stock shall therefore have become subject to the terms and provisions of the Stockholders Agreement.

   7.3  CONDITIONS TO OBLIGATIONS OF BIG SKY.

   The obligation of Big Sky to effect the Merger is also subject to the satisfaction or waiver by Big Sky at or prior to the Effective Time of the following conditions:

        (a)  REPRESENTATIONS AND WARRANTIES.

             The representations and warranties of Sterling set forth in this Agreement shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; provided, however, that for purposes of this paragraph, such representations and warranties shall be deemed to be true and correct, unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, would have a material adverse effect on Sterling. Big Sky shall have received a certificate signed on behalf of Sterling by each of the President and Chief Executive Officer and the Chief Financial Officer of Sterling to the foregoing effect.

        (b)  PERFORMANCE OF COVENANTS AND AGREEMENTS OF
             STERLING.

             Sterling shall have performed in all material respects all covenants and agreements required to be performed by it under this Agreement at or prior to the Closing Date. Big Sky shall have received a certificate signed on behalf of Sterling by each of the President and Chief Operating Officer and the Chief Financial Officer of Sterling to such effect.


                             ARTICLE VIII
                       TERMINATION AND AMENDMENT

   8.1  TERMINATION.

   This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of this Agreement by the stockholders of Big
Sky:

             (a) by mutual consent of Sterling and Big Sky in a written instrument, if the Board of Directors of each so determines by a vote of a majority of the members of its entire Board;

             (b) by either Sterling or Big Sky upon written notice to the other party 15 days after the date on which any request or application for a Requisite Regulatory Approval shall have been denied or withdrawn at the request or recommendation of the Governmental Entity which must grant such Requisite Regulatory Approval, unless within the 15-day period following such denial or withdrawal the parties agree to file, and have filed with the applicable Governmental Entity, a petition for rehearing or an amended application, provided, however, that no party shall have the right to terminate this Agreement, if such denial or request or recommendation for withdrawal shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

             (c) by either Sterling or Big Sky if the Merger shall not have been consummated on or before December 31, 1998, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

             (d) by either Sterling or Big Sky (provided that Big Sky is not in breach of its obligations under Section 6.3 hereof) if the approval of the stockholders of Big Sky required for the consummation of the Merger as contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at the duly held meeting of stockholders or at any adjournment or postponement thereof;

             (e) by either Sterling or Big Sky (provided that the terminating party is not then in breach of any representation, warranty, covenant or other agreement contained herein that, individually or in the aggregate, would give the other party the right to terminate this Agreement) if there shall have been a breach of any of the representations or warranties set forth in this Agreement on the part of the other party, if such breach, individually or in the aggregate, has had or would be reasonably certain to have a material adverse effect on the breaching party and such breach shall not have been cured within 15 days following receipt by the breaching party of written notice of such breach from the other party hereto or such breach, by its nature, cannot be cured prior to the Closing;

             (f) by either Sterling or Big Sky (provided that the terminating party is not then in breach of any representation, warranty, covenant or other agreement contained herein that, individually or in the aggregate, would give the other party the right to terminate this Agreement) if there shall have been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the other party and such breach shall not have been cured within 15 days following receipt by the breaching party of written notice of such breach from the other party hereto or such breach, by its nature, cannot be cured prior to the Closing; and

             (g) by either Sterling or Big Sky, if the Board of Directors of the other party shall have withdrawn, modified or changed in a manner adverse to the terminating party its approval or recommendation of this Agreement and the transactions contemplated thereby.

        8.2  EFFECT OF TERMINATION.

             (a) In the event of termination of this Agreement by either Sterling or Big Sky as provided in Section 8.1 hereof, this Agreement shall forthwith become void and have no effect except (i) the last sentences of Sections 6.2(a) and 6.2(b) and Sections 8.2, 9.2 and 9.3 hereof shall survive any termination of this Agreement, and (ii) notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved or released from any liabilities or damages arising out of its willful or intentional breach of any provision of this Agreement.

             (b) If Sterling has terminated this Agreement pursuant to Sections 8.1(d), 8.1(e), 8.1(f) or 8.1(g) hereof, Big Sky shall pay to Sterling a fee (the "Big Sky Termination Fee") of $500,000. The Big Sky Termination Fee shall be payable by Big Sky to Sterling within two business days following written notice of a demand therefore and shall be made by wire transfer of immediately available funds to an account designated by Sterling in the said notice.

             (c) If Big Sky has terminated this Agreement pursuant to Sections 8.1(e), 8.1(f) or 8.1(g) hereof, or if Sterling has terminated this Agreement because (i) the opinion of Coopers & Lybrand LLP referred to in Section 7.2(c) hereof has not been provided and
        (ii) the opinion has not been provided because of a condition relating to, or action taken by, Sterling, Sterling shall pay to Big Sky a fee (the "Sterling Termination Fee") of $300,000. The Sterling Termination Fee shall be payable by Sterling to Big Sky within two business days following written notice of a demand therefor and shall be made by wire transfer of immediately available funds to an account designated by Big Sky in the said notice.

             (d) Sterling and Big Sky agree that the agreements contained in this Section 8.2 are intended to increase the likelihood that the transactions contemplated by this Agreement will occur in accordance herewith, are an integral part of the transactions contemplated by this Agreement and that without such agreements they would not have entered into this Agreement. If either party fails to pay the amounts due under paragraphs (b) or (c) of this Section 8.2 within the time periods specified therein, such party shall pay the costs and expenses (including legal fees and expenses) incurred by the other party in connection with any action, including the filing of any lawsuit, taken to collect payment of such amounts, together with interest on the amount of such amounts at the publicly announced prime rate of Bank of America from the date such amounts were required to be paid.

   8.3  AMENDMENT.

   Subject to compliance with applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of Big Sky; provided, however, that after any approval of the transactions contemplated by this Agreement by Big Sky's stockholders, there may not be, without further approval of such stockholders, any amendment of this Agreement which reduces the amount or changes the form of the consideration to be delivered to Big Sky stockholders hereunder other than as contemplated by this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

   8.4  EXTENSION; WAIVER.

   At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                              ARTICLE IX
                           GENERAL PROVISIONS

   9.1  CLOSING.

   Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") will take place at 10:00 a.m. at the offices of Witherspoon, Kelley, Davenport & Toole, P.S. on September 30, 1998 or such other date, place and time as the parties may agree (the "Closing Date").

   9.2  NONSURVIVAL OF REPRESENTATIONS, WARRANTIES AND
        AGREEMENTS.

    None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for those covenants and agreements contained herein or therein which by their terms apply in whole or in part after the Effective Time.

   9.3  EXPENSES.

        (a) All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense.

        (b) Any payment required by this Section 9.3 shall be payable by Big Sky to Sterling within two business days following written notice of a demand therefore. Any such payment shall be made by wire transfer of immediately available funds to an account designated by Sterling in the said notice. If Big Sky fails to pay Sterling the amounts due under this
   Section 9.3 within the time periods specified herein, Big sky shall pay the costs and expenses (including legal fees and expenses) incurred by Sterling in connection with any action, including the filing of any lawsuit, taken to collect payment of such amounts, together with interest on the amount of any such unpaid amounts at the publicly announced prime rate of the Bank of America from the date such amounts were required to be paid.

   9.4  NOTICES.

   All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

        (a)  if to Sterling, to:
             Sterling Financial Corporation
             111 North Wall Street
             Spokane, Washington 99201
             Attn.: Daniel G. Byrne
             Senior Vice President-Finance

        WITH A COPY TO:
             Witherspoon, Kelley, Davenport & Toole, P.S.
             422 West Riverside Avenue, Suite 1100
             Spokane, Washington  99201
             Attn.:  Donald J. Lukes, Esq.

   and

        (b)  if to Big Sky, to:
             Big Sky Bancorp, Inc.
             711 South First
             Hamilton, Montana  59840
             Attn.: Michael E. McKee
             President and Chief
             Executive Officer

        WITH A COPY TO:

             Breyer & Aguggia
             Suite 470 East
             1300 I Street, N.W.
             Washington, D.C.  20005
             Attn: Paul M. Aguggia, Esq.

   9.5  INTERPRETATION.

   When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or an Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". No provision of this Agreement shall be construed to require Sterling, Big Sky or any of their respective Subsidiaries or affiliates to take any action that would violate any applicable law, rule or regulation.

   9.6  COUNTERPARTS.

   This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

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
   9.7  ENTIRE AGREEMENT.

   This Agreement (including the disclosure schedules, documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, other than the Confidentiality Agreement, the Institution Merger Agreement and the Certificate of Merger.

   9.8  GOVERNING LAW.

   This Agreement shall be governed and construed in accordance with the laws of the State of Washington, without regard to any applicable conflicts of law rules.

   9.9  ENFORCEMENT OF AGREEMENT.

   The parties hereto agree that irreparable damage would occur in the event that the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions thereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

   9.10 SEVERABILITY.

   Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

   9.11 PUBLICITY.

   Except as otherwise required by law or the rules of the Nasdaq Stock Market National Market (or such other exchange on which the Sterling Common Stock may become listed), so long as this Agreement is in effect, neither Sterling nor Big Sky shall, or shall permit any of Sterling's Subsidiaries or First Federal to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement or the Institution Merger Agreement without the consent of the other party, which consent shall not be unreasonably withheld.

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
   9.12  ASSIGNMENT; LIMITATION OF BENEFITS.

   Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise specifically provided in Section
6.7 hereof, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder, and the covenants, undertakings and agreements set out herein shall be solely for the benefit of, and shall be enforceable only by, the parties hereto and their permitted assigns.

   IN WITNESS WHEREOF, Sterling and Big Sky have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                 STERLING FINANCIAL CORPORATION



                                 By /s/ Harold B. Gilkey
                                    -------------------------------------
                                    HAROLD B. GILKEY
                                    Chairman and Chief Executive Officer



                                 BIG SKY BANCORP, INC.


                                 By /s/ Michael E. McKee
                                    --------------------------------------
                                    MICHAEL E. McKEE
                                    President and Chief Executive Officer

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
                                                               Exhibit 99




For release April 23, 1998--2:00 p.m. (PST)   Contact:  Heidi B. Stanley, EVP
                                                        (509) 358-6160

                 Sterling Financial Corporation to Acquire
                 -----------------------------------------

                           Big Sky Bancorp, Inc.
                           ---------------------

Spokane, Washington - April 23, 1998 - Sterling Financial Corporation ------------------------------------ (NASDAQ:STSA) today announced the signing of a definitive agreement to acquire Big Sky Bancorp, Inc., and its subsidiary, First Federal Savings and Loan Association of Montana. Under the terms of the agreement, Sterling will issue, subject to exercise of Big Sky options, up to 497,545 shares of common stock in exchange for all of the issued and outstanding Big Sky stock. The merger will be structured as a tax-free reorganization and accounted for as a pooling of interests.

First Federal conducts operations from two offices in the city of Missoula, Montana, the largest city in western Montana, and from its headquarters in Hamilton, Montana. At December 31, 1997, First Federal had approximately $62.8 million in total assets with deposits of nearly $47.8 million.

Sterling's Chairman and CEO, Harold B. Gilkey, has very strong ties to Montana. He was born and raised in Livingston, Montana; attended the University of Montana in Missoula; and is the immediate past chairman of the University of Montana Foundation. He said, "First Federal is a well-established and respected institution. I believe Sterling can continue their rich legacy of customer service and community support.

"This merger fits well within our broad strategy of being a leading community bank in the Northwest. First Federal is positioned in the highest growth area of Montana, which we currently serve through our residential lending subsidiary Action Mortgage Co. and our commercial banking subsidiary INTERVEST-Mortgage Investment Co," Gilkey stated.

                                   -more-

Sterling Financial Corporation
Page 2
April 23, 1998


Michael E. McKee, President and CEO of Big Sky and First Federal, said, "As management and the Board of First Federal looked forward, considering the size of our company, we recognized that we had limited resources with which to better serve our customers as well as expand within our markets. This merger presents an opportunity to increase market share, particularly with the addition of Sterling's array of financial products and services, including small business services."

Mr. McKee, a long-time acquaintance of Mr. Gilkey, added, "Sterling's community banking expertise and the "Hometown Helpful" manner in which they do business is very complementary to the manner in which First Federal operates."

The agreement, which was unanimously approved by both Boards of Directors, will merge Big Sky Bancorp, Inc., into Sterling Financial Corp. and First Federal Savings and Loan Association into Sterling Savings. The agreement provides for each shareholder of Big Sky to receive 1.384 Sterling Common Shares for each of his or her Big Sky Common Shares held, and cash in lieu of the issuance of fractional shares.

To illustrate the value of this transaction at a given point in time, using Sterling's closing stock price on Wednesday, April 22, of $25.625 per share, the transaction would have a value of $35.46 per share to Big Sky shareholders, and an approximate transaction value of $12.7 million. This purchase price is approximately 1.61 times Big Sky's book value. Further, as part of the agreement, Big Sky has agreed to pay a $500,000 cash break-up fee to Sterling if the agreement is terminated under certain circumstances.

"We anticipate that the merger will have a neutral impact on earnings this year and a marginally accretive impact during 1999," Gilkey stated. All First Federal employees will be offered positions with Sterling; and Sterling's regional structure will likely be revised to take into account the Montana branches.

                                  -more-

Sterling Financial Corporation
Page 3
April 23, 1998


The merger is subject to certain conditions, including receipt of regulatory approval and Big Sky shareholder approval. Pending these approvals, Sterling anticipates that the transaction will be completed in mid fall.


Sterling Financial Corporation of Spokane, Washington, is a savings and loan holding company which owns Sterling Savings Association. Sterling Savings Association is a Washington State-chartered, federally insured stock savings association which opened in April 1983. Sterling Savings Association, based in Spokane, Washington, has branches throughout Washington State and in the Portland, Oregon, area. Through Sterling's wholly owned subsidiaries Action Mortgage Company and INTERVEST Mortgage Investment Company, it operates loan production offices in Washington, Oregon, and Idaho. Sterling's subsidiary Harbor Financial Services provides non-bank investments, including mutual funds, variable annuities, and tax-deferred annuities through regional representatives throughout Sterling Savings' branch network.

                                 -30-

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